Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SkyWest, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SkyWest, Inc.
444 South River Road    •    St. George, UT 84790

March 19, 2014

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of SkyWest, Inc. scheduled to be held at 11:00 a.m., Tuesday, May 6, 2014, at our headquarters located at 444 South River Road, St. George, Utah, 84790.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by shareholders.

        Your vote is very important. Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

        We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process. As a result, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of paper copies of these proxy materials and our 2013 Annual Report. The Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you. The Notice also gives instructions on how to vote your shares.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Jerry C. Atkin
 Chairman and Chief Executive Officer

SkyWest, Inc.
444 South River Road    •    St. George, UT 84790

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
OF SKYWEST, INC.

Date:	Tuesday, May 6, 2014
Time:	11:00 a.m., Mountain Daylight Time (MDT)
Place:	SkyWest, Inc. Headquarters 444 South River Road St. George, Utah 84790
Purposes:	1.	To elect ten directors of SkyWest, Inc. (the "Company"), to serve until the next Annual Meeting of the Company's shareholders and until their successors are duly elected and qualified;
	2.	To conduct an advisory vote on a non-binding resolution to approve the compensation of the Company's named executive officers;
	3.	To re-approve the material terms of the performance goals set forth in the SkyWest, Inc. 2010 Long-Term Incentive Plan;
	4.	To ratify the appointment of Ernst & Young, LLP to serve as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2014; and
	5.	To transact such other business that may properly come before the Annual Meeting and any adjournment thereof.
Who Can Vote:	Shareholders at the close of business on March 5, 2014.
How You Can Vote:	Shareholders may vote at the Annual Meeting, or in advance over the Internet, by telephone, or by mail.

By authorization of the Board of Directors

Michael J. Kraupp
 Chief Financial Officer and Treasurer
March 19, 2014

Proxy Statement for the
Annual Meeting of Shareholders of
SKYWEST, INC.

To Be Held on Tuesday, May 6, 2014

i

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
SKYWEST, INC.
TUESDAY, MAY 6, 2014

OVERVIEW

Solicitation

        This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Annual Report to Shareholders of SkyWest, Inc. (the "Company" or "SkyWest") are being mailed on or about March 19, 2014. The Board of Directors of the Company (the "Board") is soliciting your proxy to vote your shares at the Annual Meeting of the Company's Shareholders to be held on May 6, 2014 (the "Meeting"). The Board is soliciting your proxy in an effort to give all shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides information to assist you in voting your shares.

What is a proxy?

        A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Jerry C. Atkin and Michael J. Kraupp) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

        You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, or custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Voting Information

Who is qualified to vote?

        You are qualified to receive notice of and to vote at the Meeting if you owned shares of common stock of SkyWest (the "Common Stock") at the close of business on the record date of Wednesday, March 5, 2014.

How many shares of Common Stock may vote at the Meeting?

        As of March 5, 2014, there were 51,613,843 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a "shareholder of record" and a "street name" holder?

        If your shares are registered directly in your name with Zion's First National Bank, the Company's transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How can I vote at the Meeting?

        You may vote in person by attending the Meeting. You may also vote in advance over the Internet, or by telephone, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

Proposal 1	—	FOR the election of all ten nominees for director with terms expiring at the next annual meeting of the Company's shareholders.
Proposal 2	—	FOR the non-binding resolution to approve the compensation of the Company's named executive officers.
Proposal 3	—	FOR the re-approval of the material terms of the performance goals set forth in the SkyWest, Inc. 2010 Long-Term Incentive Plan.
Proposal 4	—	FOR the ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2014.

What are my choices when voting?

Proposal 1	—	You may cast your vote in favor of up to ten individual director-nominees. You may vote for less than ten director-nominees if you choose. You may also abstain from voting.
Proposals 2, 3 and 4	—	You may cast your vote in favor of, or against, each proposal. You may also abstain from voting,

How will my shares be voted if I do not specify how they should be voted?

        If you execute the enclosed proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote as recommended by the Board and described previously in this section.

How will withheld votes, abstentions and broker non-votes be treated?

        Withheld votes, abstentions and broker non-votes will be deemed as "present" at the Meeting, and will be counted for quorum purposes only.

Can I change my vote?

        You may revoke your proxy before the time of voting at the Meeting in any of the following ways:

  •
  by mailing a revised proxy card to the Chief Financial Officer and Treasurer of the Company;

  •
  by changing your vote on the Internet website;

  •
  by using the telephone voting procedures; or

  •
  by voting in person at the Meeting.

What vote will be required to approve each proposal?

        Proposal 1 provides that the ten director-nominees who receive a majority of the votes cast with respect to his or her election will be elected as directors of the Company. This means that the number of shares voted "for" the election of a director must exceed the number of shares voted "against" the election of that director.

        Proposals 2, 3 and 4 will be approved if the number of votes cast, in person or by proxy, in favor of a particular proposal exceeds the number of votes cast in opposition to the proposal. Proposal 2 is an advisory vote only, and has no binding effect on the Board or the Company.

Who will count the votes?

        Representatives from Zion's First National Bank, the Company's transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. The inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

        The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way proxies are being solicited for use at the Meeting?

        Yes. The Company does not intend to employ any other methods of solicitation.

How are proxy materials being delivered?

        The Company is pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this Proxy Statement and the Company's 2013 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company's proxy materials, including this Proxy Statement, the 2013 Annual Report to Shareholders and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. The Company believes this process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

PROPOSAL 1
ELECTION OF DIRECTORS

Composition of the Board

        The Board currently consists of ten directors. All directors serve a one-year term and are subject to re-election each year.

        The current composition of the Board is:

  •
  Jerry C. Atkin, Chairman

  •
  W. Steve Albrecht

  •
  J. Ralph Atkin

  •
  Margaret S. Billson

  •
  Henry J. Eyring

  •
  Ronald J. Mittelstaedt

  •
  Robert G. Sarver

  •
  Keith E. Smith

  •
  Steven F. Udvar-Hazy

  •
  James L. Welch

The Board Recommends That Shareholders Vote FOR All Ten Nominees Listed Below.

Nominees for Election as Directors

        At the Meeting, the Company proposes to elect ten directors to hold office until the 2015 Annual Meeting of Shareholders and until their successors have been elected and have qualified. The ten nominees for election at the Meeting are listed below. All of the nominees are currently serving as a director of the Company and have consented to be named as a nominee. Shareholders voting in person or by proxy at the Meeting may only vote for ten nominees. If, prior to the Meeting, any of the nominees becomes unable to serve as a director, the Board may designate a substitute nominee. In that event, the persons named as proxies intend to vote for the substitute nominee designated by the Board.

        The Board and the Nominating and Corporate Governance Committee believe that each of the following nominees possesses the experience and qualifications that directors of the Company should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of the Company at the present time, in light of the Company's business and structure, are set forth on the following pages.

Jerry C. Atkin

Age:	65
Director Since:	1974
Committees:	None
Principal Occupation:	Chairman of the Board and Chief Executive Officer of the Company and its two operating subsidiaries, SkyWest Airlines, Inc. ("SkyWest Airlines") and ExpressJet Airlines, Inc. ("ExpressJet")
Experience:
Mr. Atkin joined the Company in July 1974 as a director and the Company's Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer and was elected Chairman of the Board in 1991. Mr. Atkin served as President of the Company until 2011. Prior to joining the Company, Mr. Atkin was employed by a public accounting firm and is a certified public accountant.

The Board nominated Mr. Atkin to serve as a director, in part, because Mr. Atkin is the Company's Chief Executive Officer and has more than 39 years of experience with the Company. He is the only officer of the Company nominated to serve as a director, and plays a critical role in communicating the Board's expectations, advice, concerns and encouragement to more than 18,000 full-time equivalent Company employees. Mr. Atkin has a deep knowledge and understanding of the Company, SkyWest Airlines and ExpressJet, as well as the regional airline industry. Mr. Atkin also performs an extremely valuable role as the Chairman of the Board, providing critical leadership and direction to the Board's activities and deliberations. The Board also believes Mr. Atkin's values and integrity are tremendous assets to the Company and its shareholders.
Other Directorships:	Mr. Atkin currently serves as a director of Zion's Bancorporation, a regional bank holding company based in Salt Lake City, Utah ("Zions").
Family Relationship:	Mr. Atkin is a nephew of J. Ralph Atkin, who also serves as a director of the Company.

W. Steve Albrecht

Age:	67
Director Since:	2012 (Also served as a director of the Company from 2003 until 2009)
Committees:	Chairman of the Audit and Finance Committee; Member of the Safety and Compliance Committee; Audit Committee Financial Expert
Principal Occupation:	Andersen Alumni Professor at Brigham Young University
Experience:
Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined the faculty of Brigham Young University in 1977, after teaching at the University of Illinois and Stanford University. At Brigham Young University, he served as director of the School of Accountancy (from 1990 to 1999) and as associate dean of the Marriott School (from 1999 to 2008). He served as the President of the Japan Tokyo Mission of The Church of Jesus Christ of Latter-day Saints from July 2009 to July 2012. Mr. Albrecht has also served as the President of the American Accounting Association, the Association of Certified Fraud Examiners and Beta Alpha Psi. He has also served as a member of the Committee of Sponsoring Organizations of the Treadway Commission (also known as "COSO"); the Financial Accounting Standards Advisory Committee, an advisory committee to the Financial Accounting Standards Board (the "FASB") and the Governmental Accounting Standards Board (the "GASB"); and the Financial Accounting Foundation that oversees the FASB and GASB. Mr. Albrecht has consulted with many major corporations and other organizations and has been an expert witness in 35 major financial statement fraud cases.

The Board recognizes Mr. Albrecht's valuable contribution as a director of the Company from 2003 through 2009 and since his re-election in 2012, including his service as the Chairman of the Audit and Finance Committee. The Board nominated Mr. Albrecht because of his exceptional academic and professional record, his many achievements, awards and other forms of recognition in the accounting profession, his extensive training in accounting practices and fraud detection, and his outstanding past service on the Board.
Other Directorships:	Mr. Albrecht currently serves as a director of Red Hat, Inc. and Cypress Semiconductor.

J. Ralph Atkin

Age:	70
Director Since:	1972
Committees:	Member of the Safety and Compliance Committee
Principal Occupation:	Attorney-at-Law
Experience:
Mr. Atkin is the founder of the Company and served as President and Chief Executive Officer of the Company from 1972 to 1975; Chairman of the Board of the Company from 1972 to 1991; and Senior Vice President of the Company from 1984 to 1988. He has helped develop airlines in Europe and Africa, including having served as the Chief Executive Officer of Ghana Airlines, the national carrier of the Republic of Ghana, and Chief Executive Officer of Euro Sky, a company organized to explore the feasibility of operating a regional airline in Austria. From March 1991 to January 1993, Mr. Atkin was Director of Business and Economic Development for the State of Utah.

The Board's nomination of Mr. Atkin is a reflection of the Board's respect for Mr. Atkin as a founder of the Company, and his unique perspective on the Company's growth, achievements and opportunities. Mr. Atkin has spent more than 41 years in the airline industry, and previously served as the Chairman of the Board and the Chief Executive Officer of the Company, as well as the Chief Executive Officer of two other aviation companies. In addition to Mr. Atkin's current service on the Safety and Compliance Committee, he has also served on each of the Company's Audit and Finance Committee, Compensation Committee and Nominating & Corporate Governance Committee, and brings to the Board his training and experience as a practicing attorney, which the Board believes has been valuable to the Company as it has addressed various legal and regulatory issues.
Family Relationship:	Mr. Atkin is an uncle of Jerry C. Atkin, Chairman of the Board and Chief Executive Officer of the Company.

Margaret S. Billson

Age:	52
Director Since:	2006
Committees:	Chairman of the Safety and Compliance Committee; Member of the Compensation Committee; Member of the Nominating and Corporate Governance Committee
Principal Occupation:	President and CEO, BBA Aviation Aftermarket Services, BBA Aviation plc
Experience:
Ms. Billson has served in various roles throughout 28 years in the aviation industry. Since September 2009 she has been with BBA Aviation plc ("BBA Aviation") and in 2013 she was named President and Chief Executive Officer of BBA Aviation's Aftermarket Services division which is an international provider of aviation flight support and aftermarket services. Previously she was the Chief Operations Officer and later the President, Airplane Division, of Eclipse Aviation Corporation ("Eclipse"), a manufacturer of small business jets, during its development and early manufacturing phase from 2006 through 2008. She was with Honeywell Aerospace from 1997 through 2006 in roles that included Vice President of Engineering and Product Development, and later as Vice President and General Manager of Honeywell Aerospace's Aircraft Landing Systems operations (later Airframe Systems). Ms. Billson started her career with McDonnell Douglas, where she spent 13 years in various roles including Deputy Chief Design Engineer on the MD-11 aircraft, Vice President of Technical Services and Vice President of Programs on the MD-11 and MD-80/90 aircraft.

The Board recognizes the breadth and depth of Ms. Billson's considerable aviation industry knowledge and the leadership skills she has developed through 29 years in the aviation industry. She brings her vast knowledge of aircraft manufacture and operation to her position as Chairman of the Board's Safety and Compliance Committee, and contributes her experience in leading large complex organizations to the Board's Compensation and Nominating and Corporate Governance Committees. Additionally, in her service as a director, Ms. Billson draws upon her vast knowledge of developing and executing strategies to deliver financial results.
Other Directorships:	Ms. Billson serves as a director of BBA Aviation US Holdings, Inc., a privately-held company directly related to her responsibilities at BBA Aviation.

Henry J. Eyring

Age:	50
Director Since:	2006 (Also served as a director of the Company from 1995 until 2003)
Committees:	Chairman of the Compensation Committee; Member of the Audit and Finance Committee
Principal Occupation:	Advancement Vice President at Brigham Young University Idaho
Experience:
Mr. Eyring has served in various positions of administration at Brigham Young University Idaho since 2006. Mr. Eyring was President of the Japan Tokyo North Mission of The Church of Jesus Christ of Latter-day Saints from 2003 until 2006. From 2002 until 2003 he was a special partner with Peterson Capital, a private equity investment firm; from 1998 through 2002, he was the Director of the Masters of Business Administration Program at Brigham Young University.

The Board recognizes the strong business and strategic consulting experience Mr. Eyring contributes to the Board's direction of the Company. In addition to the recent experience summarized above, Mr. Eyring was previously engaged with the Monitor Company, an internationally-recognized management consulting firm. Mr. Eyring is a sound strategic thinker who possesses the unique ability to apply his academic thought and studies to the practical day-to-day challenges of the Company's operations. His thoughtful application of business and legal principles has been a valuable contribution to his service as the Chairman of the Compensation Committee.

Ronald J. Mittelstaedt

Age:	50
Director Since:	2013
Committees:	Member of the Compensation Committee
Principal Occupation:	Chairman and Chief Executive Officer of Waste Connections, Inc.
Experience:
Mr. Mittelstaedt is Chairman and CEO of Waste Connections, Inc., a company he founded in 1997 ("Waste Connections"). Under Mr. Mittelstaedt's leadership, Waste Connections has become the third largest company in the North American solid waste and recycling industry, employing more than 7,000 people nationwide. Mr. Mittelstaedt also established the RDM Positive Impact foundation in 2004 to improve the lives of underprivileged and at-risk children. Prior to his career in waste management, he spent three years in the air freight industry. Waste Connections is publicly-traded on the New York Stock Exchange. Mr. Mittelstaedt holds a bachelor's degree in Business Economics and Finance from the University of California—Santa Barbara.

The Board recognizes Mr. Mittelstaedt's expertise in making large capital equipment decisions, extensive experience working with groups of diverse employee in various geographic regions and history of developing an organizational culture of strong work ethics. Mr. Mittelstaedt also contributes to the Board his insight as an experienced chief executive officer of a publicly-traded company, which the Board has found valuable in its deliberations.
Other Directorships:
Mr. Mittelstaedt currently serves as Chairman of the Board for Waste Connections, Inc. and as a director of Pride Industries, a non-profit organization which provides manufacturing, supply chain, logistics and facilities services to public and private organizations nationwide while creating jobs for people with disabilities.

Robert G. Sarver

Age:	52
Director Since:	2000
Committees:	Member of the Audit and Finance Committee; Member of the Nominating and Corporate Governance Committee
Principal Occupations:	Managing Partner of the Phoenix Suns and Chairman and Chief Executive Officer of Western Alliance Bancorporation
Experience:
Since 2004, Mr. Sarver has served as the Managing Partner of the Phoenix Suns, a professional basketball team in the National Basketball Association. Since 2002, he has also served as the Chairman and Chief Executive Officer of Western Alliance Bancorporation, a commercial bank holding company that does business in Nevada, California and Arizona. Mr. Sarver served as the Chairman and Chief Executive Officer of California Bank and Trust from 1995 to 2001. Prior to 1995, he served as the President of National Bank of Arizona.

The Board nominated Mr. Sarver, in part, because of his significant knowledge in the areas of financial analysis, business strategy and investment management. In addition to his lengthy service as the Chairman and Chief Executive Officer of Western Alliance Bancorporation, Mr. Sarver was formerly a certified public accountant. Mr. Sarver's background and experience have been tremendous assets to the Board in various capacities, including his service on the Audit and Finance Committee. Mr. Sarver also contributes valuable insight he has acquired through his strong entrepreneurial experience, and plays an important role in the Board's review of the Company's liquidity and capital management practices.
Other Directorships:	Mr. Sarver is a director of Meritage Corporation, a builder of single-family homes and Western Alliance Bancorporation, a bank holding company.

Keith E. Smith

Age:	53
Director Since:	2013
Committees:	Member of the Audit and Finance Committee
Principal Occupation:	President and Chief Executive Officer of Boyd Gaming Corporation
Experience:
Mr. Smith is President, CEO and Director of Las Vegas-based Boyd Gaming Corporation ("Boyd Gaming"). Boyd Gaming is one of the nation's leading casino entertainment companies with 22 operations in eight states and more than 25,000 employees. Mr. Smith is an industry veteran with nearly 30 years of gaming experience. He joined Boyd Gaming in 1990 and held various executive positions before being promoted to Chief Operating Officer in 2001. In 2005, Mr. Smith was named President and elected as a director of Boyd Gaming and in 2008 he assumed the role of Chief Executive Officer. Boyd Gaming is publicly-traded on the New York Stock Exchange.

Mr. Smith holds a bachelor's degree in Accounting from Arizona State University. He currently serves as Chairman of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. He also serves as Chairman of the American Gaming Association and the Nevada Resort Association. He served as Vice Chairman of the Las Vegas Convention and Visitors Authority from 2005 to 2011.

The Board recognizes Mr. Smith's diverse experience in investing in, financing, and managing capital assets and real properties in various geographic regions. Mr. Smith also has extensive experience in leading and directing a large group of diverse employees. Mr. Smith's accounting training and experience and his service as Chairman of the Los Angeles Branch of the Federal Reserve Bank of San Francisco also enable him to provide valuable service to the Audit and Finance Committee.
Other Directorships:	Mr. Smith is a director of Boyd Gaming.

Steven F. Udvar-Hazy

Age:	68
Director Since:	1986
Committees:	Lead Independent Director; Chairman of the Nominating and Corporate Governance Committee; Member of the Compensation Committee; Member of the Safety and Compliance Committee
Principal Occupation:	Chairman and Chief Executive Officer of Air Lease Corporation
Experience:
Mr. Udvar-Hazy has been engaged in aircraft leasing and finance for over 40 years. Prior to his current engagement with Air Lease Corporation, which leases and finances commercial jet aircraft worldwide, Mr. Udvar-Hazy founded and served as the Chairman and Chief Executive Officer of International Lease Finance Corporation, which leases and finances commercial jet aircraft.

Mr. Udvar-Hazy is recognized as one of the leading experts in the aviation industry, and contributes to the Board the wisdom and insight he has accumulated through a lengthy, distinguished career in aviation, aircraft leasing and finance. The Company has benefitted greatly from Mr. Udvar-Hazy's recognized position in the aviation industry, including introductions to his vast industry contacts and networking opportunities. In addition to his extensive industry experience, Mr. Udvar-Hazy is extremely knowledgeable of the Company's operations and opportunities, having served as a director of the Company for more than 26 years. Mr. Udvar-Hazy's even temperament and ability to encourage discussion, together with his experience as a chief executive officer and director of other successful organizations, make him an effective Lead Independent Director.
Other Directorships:
Mr. Udvar-Hazy is Chairman of the Board of Directors of Air Intercontinental, Inc., an aviation investment company, President and director of Ocean Equities, Inc., a financial holding company, and Chairman of the Executive Committee of the Board of Directors of Emerald Financial LLC, a real estate investment company.

James L. Welch

Age:	59
Director Since:	2007
Committees:	Member of the Audit and Finance Committee; Member of the Nominating and Corporate Governance Committee; Member of the Compensation Committee
Principal Occupation:	Chief Executive Officer of YRC Worldwide Inc.
Experience:
Since July 2011, Mr. Welch has served as the Chief Executive Officer of YRC Worldwide Inc., a provider of global, national and regional ground transportation services. From 2008 until July 2011, Mr. Welch served as the President and Chief Executive Officer of Dynamex, Inc., a provider of same-day transportation and logistics services in the United States and Canada. During 2007 and 2008 he served as Interim Chief Executive Officer of JHT Holdings, a holding company of multiple enterprises engaged in automotive transport and management services. From 2000 until 2007, Mr. Welch served as the President and Chief Executive Officer of Yellow Transportation, an international transportation services provider.

Mr. Welch has over 32 years of senior executive experience in the transportation sector, including valuable experience in the leadership of large and varied groups. That experience includes extensive experience working with organized labor groups, including unions. Mr. Welch's insights have been particularly valuable to the Board as the Company has addressed labor and related issues arising in the operation of SkyWest Airlines, as well as issues associated with the acquisition and integration of ExpressJet. Mr. Welch also contributes to the Board valuable practical experience in the operation of a large enterprise, as well as the perspective of a successful entrepreneur.
Other Directorships:	Mr. Welch serves as a director for YRC Worldwide, Inc. and Erickson Air Crane, a manufacturer and operator of heavy-lift helicopters.

EXECUTIVE OFFICERS

        In addition to Jerry C. Atkin, the Chief Executive Officer and Chairman of the Board of the Company, whose biographical information is set forth above, the following individuals served as executive officers of the Company or its operating subsidiaries during 2013.

        Bradford R. Rich, 52 is the President of the Company, with responsibility for the direction and oversight of the operations of the Company and its subsidiaries. He is also responsible for the strategic planning and development opportunities of the Company and oversees SkyWest Airline's contractual relationships with American Airlines, Inc. ("American"), Delta Air Lines, Inc. ("Delta"), United Airlines, Inc. ("United"), U.S. Airways, Inc. ("U.S. Airways") and Alaska Airlines ("Alaska").

        Mr. Rich joined the Company in 1987 as Corporate Controller. He served as the Company's Chief Financial Officer from 1991 until May 2011, when he was appointed to serve as the President of the Company.

        Michael J. Kraupp, 53, is the Chief Financial Officer and Treasurer of the Company, SkyWest Airlines and ExpressJet. He is responsible for the areas of finance, treasury, investor relations and information technology for the Company and its subsidiaries.

        Mr. Kraupp served as Vice President—Controller of the Company from 1991 until 2001 and as Vice President—Finance and Treasurer of the Company from 2001 until May 2011, when he was appointed to serve as Chief Financial Officer of the Company. Mr. Kraupp is a certified public accountant.

        Eric J. Woodward, 42, is the Chief Accounting Officer of the Company, SkyWest Airlines and ExpressJet. He is responsible for the oversight of the Company's financial accounting practices, internal controls and reporting to the U.S. Securities and Exchange Commission.

        Mr. Woodward was employed in various other capacities with the Company from April 2004 until April 2007 and served as the Company's Vice President—Controller from April 2007 until May 2011, when he was appointed to serve as Chief Accounting Officer of the Company. Mr. Woodward is a certified public accountant.

        Russell A. Childs, 46, is the President and Chief Operating Officer of SkyWest Airlines. He is responsible for oversight of all aspects of SkyWest Airlines' operations, including safety, quality, flight operations, maintenance and customer service. He also oversees SkyWest Airline's operational relationships with American, Delta, United, U.S. Airways and Alaska.

        Mr. Childs was initially employed with the Company in January 2001 as Senior Director/Controller and later that year was named Vice President—Controller in which position he served until April 2007, when he was appointed to serve as President and Chief Operating Officer of SkyWest Airlines.

        Bradford R. Holt, 54, is the President and Chief Operating Officer of ExpressJet. Mr. Holt has directed the combination of the operations of Atlantic Southeast Airlines, Inc. ("Atlantic Southeast") and ExpressJet Holdings, Inc., resulting in the operations currently conducted by ExpressJet. He is responsible for oversight of all aspects of ExpressJet's operations, including safety, quality, flight operations, maintenance, and customer service. He also oversees ExpressJet's operational relationships with its major airline partners, including American, Delta and United.

        Prior to his appointment as President and Chief Operating Officer of Atlantic Southeast in December 2007, Mr. Holt accumulated more than 26 years of aviation experience at SkyWest Airlines, where he was previously Vice President of Flight Operations and served in various leadership positions, including as a pilot.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board adopted Corporate Governance Guidelines on August 2, 2005 and has periodically reviewed and ratified those guidelines, most recently on August 6, 2013. The Corporate Governance Guidelines can be accessed at the Company's website, www.SkyWest.com. The Company's Corporate Governance Guidelines supplement the Company's Bylaws and the charters of the Board's committees. Excerpts from the principal sections of the Company's Corporate Governance Guidelines are noted below:

Director Independence

        At a minimum, the Board will have a majority of directors who meet the criteria for independence as required by The Nasdaq Global Select Market.

Director Qualifications

  Criteria for Membership

    The Company's Nominating and Corporate Governance Committee is responsible for annually reviewing with the Board the desired skills and characteristics of directors, as well as the composition of the Board as a whole.

  Terms and Limitations

    All directors currently stand for election each year. The Board does not believe it should establish a limit on the number of times that a director may stand for election.

  Retirement

    Directors are required to submit their resignation from the Board when their term expires upon reaching the age of 72 years old. The Board will accept the resignation unless the Nominating and Corporate Governance Committee recommends otherwise. Directors generally will not be nominated for election following their 72nd birthday.

  Ownership of Company Stock

    Directors are encouraged to own at least 8,000 shares of Common Stock.

Director Responsibilities

  General Responsibilities

    The basic responsibility of directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.

  Oversight of Management

    The Board is responsible to encourage the Company's management to effectively implement policies and strategies developed by the Board, and to provide dynamic leadership of the Company.

Board Meetings and Materials

  Frequency of Meetings

    The Board has four regularly scheduled meetings per year. As determined necessary by the Board and in order to address the Company's needs, special meetings of the Board are convened from time to time.

  Annual Evaluations

    The Nominating and Corporate Governance Committee conducts an annual evaluation to assess the Board's performance. Each of the Board's standing committees conducts an annual evaluation to assess the performance of the applicable committee.

  Executive Sessions of Independent Directors

    The Company's independent directors meet in executive session regularly, generally quarterly. The independent directors may either choose one director annually to serve as the Lead Independent Director and to preside at all executive sessions or establish a procedure by which a Lead Independent Director will be selected. The independent directors of the Company have chosen Mr. Udvar-Hazy to serve as the Lead Independent Director.

Committees

        The Board has four standing committees: (1) Audit and Finance, (2) Compensation, (3) Nominating and Corporate Governance and (4) Safety and Compliance.

Director Compensation

        The form and amount of director compensation is determined by the Board based on general principles established on the Nominating and Corporate Governance Committee's recommendation. These principles are in accordance with the policies and principles set forth in the Nominating and Corporate Governance Committee's charter and are intended to be consistent with rules established by The Nasdaq Global Select Market, including those relating to director independence and to compensation of Audit and Finance Committee members.

CEO Evaluation and Management Succession

        The Nominating and Corporate Governance Committee conducts an annual review to assess the performance of the Company's Chief Executive Officer. The Nominating and Corporate Governance Committee communicates the results of its review to the other directors in a meeting that is not attended by the Chief Executive Officer. The directors of the Company, excluding the Chief Executive Officer, review the Nominating and Corporate Governance Committee's report to assess the Chief Executive Officer's leadership in the long and short-term, as well as the Company's long-term succession plans.

Board Leadership Structure

        Mr. Jerry C. Atkin currently serves as the Chairman of the Board and Chief Executive Officer of the Company. The Board and its Nominating and Corporate Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company. Given Mr. Atkin's vast experience with the Company, the tremendous respect which he has earned from employees, business partners and shareholders, as well as other members of the aviation industry, and his proven leadership skills, the Board believes the best interests of the Company's shareholders are met by Mr. Atkin's continued service in both capacities. The Board believes Mr. Atkin's fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for the Company's employees and other stakeholders.

        Given the outstanding experience and qualifications the Company's directors contribute to the Board's activities, the Company has implemented a number of practices designed to encourage effective corporate governances. These practices, which are driven primarily by the Company's Corporate Governance Guidelines, include:

  •
  the requirement that at least a majority of the Company's directors meet the standards of independence applicable to the Company;

  •
  the election of a Lead Independent Director, who is empowered to schedule and conduct meetings of the independent directors, communicate with the Chairman of the Board, disseminate information to the Board and raise issues with management on behalf of the independent directors when appropriate;

  •
  regular executive sessions of the Board and its committees, which are typically held in conjunction with each regularly scheduled Board and committee meeting and include individual sessions with representatives of the Company's independent registered public accounting firm, internal auditors and legal counsel; and

  •
  annual performance evaluations of the Company's Chief Executive Officer by the Nominating and Corporate Governance Committee.

        The Board believes no single leadership model is right for all companies at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, may be appropriate. For approximately 17 years prior to Mr. Atkin's appointment as Chairman of the Board, the Company separated the positions for the Chairman of the Board and the Chief Executive Officer. The independent directors and the Nominating and Corporate Governance Committee regularly review the Company's leadership structure and, depending on the Company's needs and the available resources, the Board may modify the Company's existing leadership structure.

Review and Access to Guidelines

        The Nominating and Corporate Governance Committee reviews the Company's Corporate Governance Guidelines at least annually, then, as it deems appropriate, recommends amendments to the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with one or more directors or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

    Board of Directors or Name of Individual Director(s)
    c/o Chief Financial Officer and Treasurer
    SkyWest, Inc.
    444 South River Road
    St. George, UT 84790

Code of Ethics

        The Company has adopted a Code of Ethics for Directors and Senior Executive Officers, which is available on the Company's website, www.SkyWest.com. The Code of Ethics includes the following principles related to the Company's directors and executive officers:

  •
  Act ethically with honesty and integrity;

  •
  Promote full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications;

  •
  Comply in all material respects with laws, rules and regulations of governments and their agencies;

  •
  Comply in all material respects with the listing standards of a stock exchange where the shares of Common Stock are traded;

  •
  Respect the confidentiality of information acquired in the course of performing work for the Company, except when authorized or otherwise legally obligated to disclose the information; and

  •
  Do not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives.

Risk Oversight

        The Board and each of its committees are involved in overseeing risk associated with the Company and its operations. The Board and the Audit and Finance Committee monitor the Company's credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the Company's independent accountants, the Audit and Finance Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Nominating and Corporate Governance Committee monitor the Company's governance and succession risk by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company's compensation policies and related risks by regular reviews with management and the Compensation Committee's outside advisors. The Board and the Safety and Compliance Committee monitor management's administration of airline flight operations safety and compliance with safety regulations.

Whistleblower Hotline

        The Company has established a whistleblower hotline that enables employees, customers, suppliers and shareholders of the Company and its subsidiaries, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Company's Code of Ethics. The hotline number is (888) 273-9994.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders' meetings. The Board met four times during 2013, all of which were regularly-scheduled meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which he or she served during the year ended December 31, 2013. All eight of the Company's directors who were then serving attended the Annual Meeting of the Company's Shareholders held on May 7, 2013. Ronald J. Mittelstaedt and Keith E. Smith, who were not appointed to serve as directors until October 1, 2013, did not attend the 2013 Annual Meeting of the Company's Shareholders.

Committees of the Board

        The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit and Finance, (2) Compensation, (3) Nominating and Corporate Governance and (4) Safety and Compliance. All the committees are comprised solely of non-employee, independent directors as defined by The Nasdaq Global Select Market listing standards. Charters for each committee are available on the Company's website, www.SkyWest.com.

        The table below shows current membership for each of the standing Board committees.

Audit & Finance	Compensation	Nominating & Corporate Governance	Safety and Compliance
W. Steve Albrecht*	Henry J. Eyring*	Steven F. Udvar-Hazy*	Margaret S. Billson*
Henry J. Eyring	Margaret S. Billson	Margaret S. Billson	W. Steve Albrecht
Robert G. Sarver	Ronald J. Mittelstaedt	James L. Welch	J. Ralph Atkin
Keith E. Smith	Steven F. Udvar-Hazy	Robert G. Sarver	Steven F. Udvar-Hazy
James L. Welch	James L. Welch

*
Committee Chairman

Audit and Finance Committee

        The Audit and Finance Committee has five members and met five times during the year ended December 31, 2013. The Board has determined that Mr. W. Steve Albrecht, Chairman of the Audit and Finance Committee is an "audit committee financial expert" within the meaning established by the U.S. Securities and Exchange Commission.

        The Audit and Finance Committee's responsibilities, which are discussed in further detail in its charter, include the responsibility to:

  •
  Establish and implement policies and procedures for review and approval of the appointment, compensation and termination of the independent registered public accounting firm;

  •
  Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company's financial disclosure practices;

  •
  Pre-approve all audit and permissible non-audit fees;

  •
  Provide oversight of the Company's internal auditors;

  •
  Hold meetings periodically with the Company's independent registered public accounting firm, the Company's internal auditors and management to review and monitor the adequacy and effectiveness of the Company's financial reporting, internal controls and risk assessment and compliance with Company policies;

  •
  Review the Company's consolidated financial statements and related disclosures;

  •
  Review with management and the Company's independent registered public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Audit and Finance Committee's processes and procedures is addressed below under the heading "Audit and Finance Committee Disclosure." The Report of the Audit and Finance Committee is set forth on page 51 of this Proxy Statement.

Compensation Committee

        The Compensation Committee has five members and met three times during the year ended December 31, 2013. The Compensation Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

  •
  In consultation with the Company's senior management, establish the Company's general compensation philosophy and oversee the development and implementation of the Company's compensation programs;

  •
  Recommend to the Board the base salary, incentive compensation and any other compensation for the Company's Chief Executive Officer and review and approve the Chief Executive Officer's recommendations for the compensation of all other officers of the Company and its subsidiaries;

  •
  Administer the Company's incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;

  •
  Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;

  •
  Prepare and issue the report of the Compensation Committee required by the rules of the Securities and Exchange Commission; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of executive compensation are addressed below under the Heading "Compensation Discussion and Analysis." The report of the Compensation Committee is set forth on page 33 of this Proxy Statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee has four members and met twice during the year ended December 31, 2013. The Nominating and Corporate Governance Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

  •
  Develop qualifications and criteria for selecting and evaluating directors and nominees;

  •
  Consider and propose director nominees;

  •
  Make recommendations to the Board regarding Board compensation;

  •
  Make recommendations to the Board regarding Board committee memberships;

  •
  Develop and recommend to the Board corporate governance guidelines;

  •
  Facilitate an annual assessment of the performance of the Board and each of its standing committees;

  •
  Consider the independence of each director and nominee for director; and

  •
  Perform other functions or duties deemed appropriate by the Board.

Safety and Compliance Committee

        The Safety and Compliance Committee has four members and met twice during the year ended December 31, 2013. The responsibilities of the Safety and Compliance Committee, which are discussed in detail in its charter, include the responsibility to:

  •
  Review and make recommendations to the Board addressing airline flight operations safety and compliance with safety regulations;

  •
  Periodically review with the Company's management, and such advisors as the Safety and Compliance Committee deems appropriate, aspects of flight operations safety and compliance with safety regulations; and

  •
  Monitor and provide input with respect to management's efforts to create and maintain a safety culture within the Company's flight operations.

Nomination Process

        The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below. Any shareholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as a director. This information should be addressed to Jerry C. Atkin, Chairman of the Board and Chief Executive Officer of the Company, 444 South River Road, St. George, Utah 84790.

        As contemplated by the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, at least annually. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. Among the factors the Nominating and Corporate Governance Committee considers, which are outlined in the Corporate Governance Guidelines, are independence, diversity, age, skills, integrity and moral responsibility, policy-making experience, ability to work constructively with the Company's management and directors, capacity to evaluate strategy and reach sound conclusions, availability of time and awareness of the social, political and economic environment.

        The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current directors, professional search firms, shareholder recommendations or other referrals. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. All director-nominee recommendations which are properly submitted to the Nominating and Corporate Governance Committee are aggregated and considered by the Nominating and Corporate Governance Committee at a meeting prior to the issuance of the proxy statement for the next annual meeting of shareholders. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating and Corporate Governance Committee, which considers the recommended candidate in light of the director qualifications discussed above. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a shareholder. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Nominating and Corporate Governance Committee has, on occasion, engaged professional search firms to assist in identifying qualified candidates for Board service. When such firms have been engaged, the Nominating and Corporate Governance Committee has utilized their services principally for the purpose of identifying and screening potential candidates and conducting background research; however, the members of the Nominating and Corporate Governance Committee, as well as other directors of the Company, have conducted interviews with prospective candidates and have performed other functions in completing the nomination process.

Compensation Committee Interlocks and Insider Participation

        None of the individuals who served on the Compensation Committee during the year ended December 31, 2013, was an officer or employee of the Company in 2013 or any time prior thereto. None of the members of the Compensation Committee during the year ended December 31, 2013, had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the executive officers of the Company served as a member of the Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a director of the Company or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

        The following narrative compensation discussion and analysis provides information regarding the Company's executive compensation objectives, principles, practices and decisions as they relate to the following named executive officers of the Company (the "Executives"):

  •
  Jerry C. Atkin, Chairman of the Board and Chief Executive Officer of the Company, SkyWest Airlines and ExpressJet (the "Chief Executive");

  •
  Bradford R. Rich, President of the Company;

  •
  Michael J. Kraupp, Chief Financial Officer and Treasurer of the Company, SkyWest Airlines and ExpressJet (the "CFO");

  •
  Russell A. Childs, President and Chief Operating Officer of SkyWest Airlines; and

  •
  Bradford R. Holt, President and Chief Operating Officer of ExpressJet.

        The compensation discussion and analysis provides narrative perspective to the tables and disclosure in the tables following this section.

Compensation Objectives and Principles

        The overall objective of the Company's executive compensation programs is to create long-term value for the Company's shareholders by attracting and retaining talented executives that effectively manage the Company in a manner that is consistent with the long-term interest of shareholders.

        Accordingly, the executive compensation program incorporates the following principles:

  •
  The overall compensation package should encourage long-term focus and shareholder value creation.

  •
  Compensation should be competitive with other airlines in order to attract and retain talented executives.

  •
  Compensation should be based upon individual responsibility, leadership ability, and experience.

  •
  Compensation should reflect the fair market value of the services received.

  •
  A significant amount of total compensation should be incentive based, and should correlate to the Company's financial performance, as well as the achievement of operational and individual goals.

  •
  Compensation should not encourage the taking of undue, material risk.

Executive Compensation Procedures

        To attain the Company's executive compensation objectives and to implement the underlying compensation principles, the Company follows the following procedures:

        Role of the Committee.    The Compensation Committee has responsibility for establishing and monitoring the executive compensation programs and for making decisions regarding executive compensation. The Chief Executive regularly attends the Compensation Committee meetings. The Compensation Committee also meets regularly in executive sessions. The Compensation Committee recommends the compensation package of the Chief Executive to the Board of Directors, which then sets his compensation. The Compensation Committee also considers the recommendations of the Chief Executive with respect to compensation of the other Executives, and after reviewing such recommendations, sets their compensation. The Compensation Committee also monitors, administers and approves awards under the various incentive compensation plans for all levels within the Company, including awards under the Company's annual bonus plan and the Company's 2006 Long-Term Incentive Plan and 2010 Long-Term Incentive Plan (the "2010 Plan").

        The Compensation Committee relies on its judgment in making compensation decisions in addition to reviewing relevant information and results. When setting total compensation for each of the Executives, the Compensation Committee reviews tally sheets which show the Executive's current compensation, including base pay, annual bonus objectives, long-term, equity-based compensation objectives, and deferred compensation retirement funding.

        The Compensation Committee also occasionally evaluates surveys and other available data regarding the executive compensation programs of other regional and major air carriers in order to determine competitiveness of the Company's executive compensation programs. The Compensation Committee performed such a review in 2012 that included a review of the executive compensation practices of peer transportation companies Southwest, Avis Budget Gp, Ryder System, UTi Worldwide, JetBlue, Alaska Air Group, Swift Transportation, Hub Group, Republic Airways, Arkansas Best, Hawaiian Holdings, Pacer Intl, Atlas Air, and Spirit Airlines. In 2013, the Compensation Committee did not perform or rely upon any updated review of peer company compensation practices or any updated surveys of peer compensation, but did take into account the results of the 2012 review. The executive compensation procedures and the Compensation Committee assessment process are designed to be flexible in an effort to promptly respond to the evolving business environment and individual circumstances.

        Role of Consultants.    Neither the Company nor the Compensation Committee has any contractual arrangement with any compensation consultant for determining the amount or particular form of any Executive's compensation. During 2012, the Company and Compensation Committee received advice from Frederic W. Cook & Co., Inc. ("F.W. Cook") with respect to executive compensation practices and trends generally and within the airline industry. The Company and the Compensation Committee retained F.W. Cook to make recommendations regarding the specific amount or forms of compensation awarded to Executives in 2012. The Company's approach to setting Executive compensation in 2013, and the components of the 2013 Executive compensation, were consistent with the Company's practices in 2012. The Company and the Compensation Committee did not retain any consultants during 2013 or rely on any new advice from compensation consultants. The Company and the Compensation Committee will continue to periodically seek the advice of such consultants, as deemed necessary, in the future. The Compensation Committee has sole authority to hire and fire external compensation consultants.

        No Employment and Severance Agreements.    The Executives do not have employment, severance or change-in-control agreements, although the vesting of stock options, restricted stock, restricted stock units and performance units generally is accelerated upon a change in control of the Company. The Executives serve at the will of the Board, which enables the Board to terminate the employment of any Executive with discretion as to the terms of any severance. This is consistent with the Company's performance-based employment and compensation philosophy.

        Compensation Committee Consideration of Shareholder Advisory Vote.    At the Company's Annual Meeting of Shareholders held in May 2013, the Company submitted the compensation of its named executive officers to the Company's shareholders in a non-binding vote. The Company's executive compensation program received the support of more than 85% of the shares represented at the meeting. The Compensation Committee considered the results of the 2013 vote and views the outcome as evidence of strong shareholder support of its executive compensation decisions and policies. Accordingly, the Compensation Committee concluded that no significant revisions were necessary to the Company's executive compensation program for 2014. The Compensation Committee will continue to review future shareholder voting results, including the voting results with respect to "Proposal 2—Advisory Vote on Executive Compensation" described in this Proxy Statement, and determine whether to make any changes to the Company's executive compensation program in light of such voting results.

Elements of Compensation

        The Company's executive compensation objectives and principles are implemented through the use of the following principal elements of compensation, each discussed more fully below:

  •
  Salary

  •
  Annual Bonus

  •
  Long-Term Awards

  •
  Retirement and other Benefits

        The compensation objectives for each Executive are more fully described in the following paragraphs.

        Salary.    Salary is provided with the objective of paying for the underlying role and responsibility associated with the Executive's position, which the Compensation Committee believes allows the Company to attract and retain qualified executives. The Executives' salaries are set at levels that the Compensation Committee believes are generally competitive with the compensation paid to officers in similar positions at other airlines. Salary adjustments are considered annually and influenced by growth of the Company's operations, individual performance, changes in responsibility, changes in cost of living, and other factors. The salaries of the Executives are set forth in the Summary Compensation Table set forth immediately following this section.

        Annual Bonus.    In an effort to encourage achievement of the Company's objectives, an annual performance-based bonus plan is maintained for the Executives. The combination of salary and annual bonuses is intended to result in a cash compensation package for each Executive that falls within competitive market standards as determined by the Compensation Committee based on its review and understanding of other regional and major air carrier executive compensation programs when the performance measures and personal goals are met. The purpose of the bonus plan is to reward the Executives with an annual cash bonus in an amount that correlates (i) in part, to the level of net income and other financial measurements of the Company or its operating subsidiaries achieved for the year; and (ii) in part, to the achievement of specific operational goals and individual quantitative and qualitative goals during the year. The 2013 annual bonus objective of 80% of salary for Messrs. Atkin, Rich, Child and Holt was allocated between 40% of salary based on net income and other financial targets established by the Compensation Committee, and 40% of salary based on the achievement of specific operational and individual targets. Mr. Kraupp's annual bonus objective of 60% of salary was allocated between 30% of salary based on net income and other financial targets established by the Compensation Committee and 30% of salary based on the achievement of specific operational and individual targets. The differing percentages for the Executives are due to differing entity level responsibilities. Details are explained below under the headings "2013 Net Income and Financial Targets Component" and "2013 Operational and Individual Targets Component".

        2013 Net Income and Financial Targets Component.    In determining annual net income and other financial targets to be used for the purpose of determining each bonus amount for the Executives, the Compensation Committee began with a targeted net income objective which the Compensation Committee believes is a key measure of the financial health of the Company and reflects the Company's development of shareholder value. The Compensation Committee then considered the planned budget for the year, timing differences between the Company's actual engine overhaul expenses and the related revenue collected from the Company's major partners, and other unusual or non-recurring items, such as the transition and integration of the ExpressJet Holdings, Inc.'s operations.

The specific income and other financial targets were 1) a designated amount of net income at the operating subsidiary level, 2) a designated amount of controllable expenditures at the operating subsidiary level, and 3) a designated amount of capital expenditures at the operating subsidiary level. The bonus objective for net income and other financial targets was weighted 50% to net income at the operating subsidiary level, 25% to controllable expenditures at the operating subsidiary level and 25% to capital expenditures at the operating subsidiary level. The above identified measurements were identified to encourage continued focus on overall net income and financial results, to encourage continued integration of ExpressJet Holdings, Inc.'s operations, and to facilitate the exchange of best practices between the operating subsidiaries of the Company.

        In the case of Messrs. Atkin, Rich and Kraupp, the applicable net income and other financial targets were based on the designated amounts of both operating subsidiaries SkyWest Airlines (weighted 50%) and ExpressJet (weighted 50%). Because of his primary responsibility with respect to operations of SkyWest Airlines, Mr. Childs' net income and financial targets were set as the designated amounts at the SkyWest Airlines level. Similarly, because Mr. Holt was principally engaged with respect to the operations of ExpressJet, his net income and financial targets were designated amounts at the ExpressJet level. At year-end, the Compensation Committee reviewed the actual net income and financial results for the year, as well as other items taken into account in setting the annual net income and financial targets, and determined the extent to which the applicable goals were met.

        2013 Operational and Individual Targets Component.    A portion of the Executives' annual bonus is based on their achievement of operational targets (weighted 50%) and individual targets (weighted 50%) established in advance each year. The Compensation Committee has adopted this approach because it believes the use of operational and individual goals allows awards to reflect the individual efforts and achievements of an Executive that may not be reflected by corporate net income performance. The actual amount of the bonus payment for each Executive is determined by the Compensation Committee based on the Executive's achievement of his goals.

        For fiscal year 2013, the Compensation Committee reviewed and approved the individual goals for the Executives and following year-end, determined the extent to which those goals were attained. The actual payout of the portion of an Executive's annual bonus incentive related to individual goals is increased or decreased, as applicable, based on the degree to which the Executive achieved his individual goals.

        The corresponding results for each Executive for the year ended December 31, 2013, are set forth below as a percentage of each Executive's salary.

	Objective Percentage of Salary	Net Income & Financial Target	Net Income & Financial Results	Operational & Individual Target	Operational & Individual Results	Total Annual Bonus Results
Jerry C. Atkin	80%	40.0%	23.8%	40.0%	36.6%	60.4%
Bradford R. Rich	80%	40.0%	23.8%	40.0%	36.3%	60.1%
Russell A. Childs	80%	40.0%	41.9%	40.0%	39.4%	81.3%
Bradford R. Holt	80%	40.0%	6.0%	40.0%	33.6%	39.6%
Michael J. Kraupp	60%	30.0%	17.9%	30.0%	27.5%	45.4%

        Discretionary Bonus.    In addition to the performance-based bonuses described above, the Compensation Committee also exercised discretion in 2013 and paid a discretionary bonus of $80,000 to Mr. Holt in recognition of Mr. Holt's efforts to address unique challenges attributable to ExpressJet's operations, including reimbursement rates payable under ExpressJet's contracts with its major partners, maintenance costs associated with ExpressJet's aging fleet and collective bargaining agreements with labor groups. Messrs. Atkin, Rich, Childs and Kraupp did not receive a discretionary bonus.

        Amount of 2013 Annual Bonus—The total annual bonus amounts payable to the Executives for 2013 were: Mr. Atkin—$247,763; Mr. Rich—$184,900; Mr. Childs—$211,601; Mr. Holt—$183,118 and Mr. Kraupp—$81,603. Those amounts are included in the amounts shown in the Summary Compensation Table below under the caption headings "Discretionary Bonus" and "Bonus and Non-Equity Incentive Plan Compensation".

        Long-Term Awards.    The Company grants discretionary long-term incentive awards, in the form of stock options, restricted stock units and performance units payable in cash to the Executives annually, as evidenced by electronic and written award agreements.

        Long-term incentive awards are made to encourage the Executives to continue their engagement with the Company throughout the vesting periods of the awards and to align management and shareholder interests. In making awards to the Executives, the grant size and the appropriate combination of equity-based and deferred cash awards is considered. The Compensation Committee generally grants long-term incentive awards at its first meeting of each year. Except in the case of accelerated vesting upon a change in control of the Company, long-term incentive awards currently vest only if the Executive remains employed by the Company for three years from the date of grant. The Compensation Committee believes the three-year cliff-vesting schedule assists in retaining Executives and encourages the Executives to focus on the Company's long-term performance.

        In granting stock options and restricted stock units to the Executives, the Compensation Committee also considers the impact of the grant on the Company's financial performance, as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718). For long-term equity awards, the Company records expense in accordance with ASC Topic 718. The amount of expense recorded pursuant to ASC Topic 718 may vary from the corresponding compensation value used in determining the amount of the awards.

        Amount and allocation of grant—For 2013 the total annual targeted long-term incentive grant value was 125% of salary and targeted annual bonus for Mr. Atkin, 100% of salary and targeted annual bonus for Messrs. Rich, Childs and Holt and 70% of salary and targeted annual bonus for Mr. Kraupp. The Compensation Committee established these targeted amounts to provide a competitive pay package and to ensure that a large portion of each Executive's compensation was based on continuing long-term service and correlated to the creation of shareholder value. This has been the Compensation Committee's policy for several years, but is subject to review and continuation or modification each year by the Compensation Committee. Mr. Atkin's targeted level of long-term incentive awards is higher than the targeted level of long-term incentive awards for other Executives since he has overall responsibility for the long-term success of the Company. Each Executive's 2013 long-term incentive award was allocated among three types of long-term awards as follows: stock options, restricted stock units and performance units payable in cash.

        Three types of awards were used in an effort to link the Executives' long-term incentive compensation with the creation of shareholder value. The value of stock options and restricted stock units is directly related to the value of the Common Stock. The Executives earn performance units payable in cash by achieving specified levels of pretax earnings that the Compensation Committee believes also lead to long-term shareholder value, but are not subject to short-term stock market volatility.

        Stock options, restricted stock unit and performance unit grants in 2013 were made pursuant to the Company's 2010 Plan, as shown in greater detail below in the table labeled "Grants of Plan Based Awards."

        Stock Options—Options are granted with an exercise price equal to the closing price per share on the date of grant and vest three years after the date of grant. Grants are made on a systematic schedule, generally one grant per year made at the first Compensation Committee meeting of each year.

        The purpose of stock options is to tie a significant percentage of the award's ultimate value to increases in the market price of the Common Stock, thereby rewarding increased value to the shareholders. A stock option only has a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the Executive's employment continues through the vesting date.

        The size of the grant for each Executive is calculated by determining the number of shares with a theoretical future value equal to the targeted compensation for stock options, assuming each option will have a value equal to 33% of its exercise price. This value generally correlates to the ASC Topic 718 value of the awards. The targeted stock option allocation of each Executive's aggregate, targeted level of long-term incentive compensation for 2013 was 15%.

        Restricted Stock Units—The Company also granted restricted stock units to the Executives in 2013 under the 2010 Plan. The restricted stock units awarded to an Executive entitle the Executive to receive a designated number of shares of Common Stock upon completion of a three-year vesting period, measured from the date of grant. Until the vesting date the shares underlying restricted stock units are not considered issued and outstanding. Accordingly, the Executive is not entitled to vote or receive dividends on the shares underlying his restricted stock units unless and until those restricted stock units vest. The purpose of the restricted stock unit component is to support continued employment through volatile economic and stock market conditions, to manage dilution overhang, and to align officers' interests with maintaining shareholder value already created. The Compensation Committee believes this approach mitigates the incentive for Executives to take unnecessary risks and helps retain the Executives' expertise through continued employment. Recipients of restricted stock units do not pay for the underlying shares once the awards vest; however they must remain employed by the Company for three years to receive the underlying shares. Restricted stock unit awards provide the Executives with an indirect ownership stake in the Company and encourage the Executive to continue employment in order to receive the underlying shares. The compensation value of a restricted stock unit award does not depend solely on future stock price increases; at grant, its value is equal to the market price of the Common Stock. Although its value may increase or decrease with changes in the stock price during the period before vesting, a restricted stock unit award will likely have value even without future stock price appreciation. Accordingly, restricted stock unit awards deliver significantly greater share-for-share compensation value at grant than do stock options, and the Company can offer what it anticipates will be comparable grant date compensation value with 65% fewer shares than if the grant were made solely with stock options.

        The annual award of restricted stock units to each Executive for 2013 consisted of the right to receive upon future vesting a number of shares of Common Stock. The targeted restricted stock unit allocation of each Executive's aggregate, targeted level of long-term incentive compensation for 2013 was 35%.

        Performance Units—The remaining component of each Executive's 2013 annual long-term incentive award was a performance unit award payable in cash under the 2010 Plan. The targeted cash allocation of each Executive's aggregate, targeted level of long-term incentive compensation for 2013 was 50%. The purpose of the performance unit awards is to reward achievement of a financial efficiency goal that supports shareholder value and reflects real performance without regard to stock market volatility. Under each Executive's performance unit award, a cash bonus is payable three years from the date of grant, based on the level of pretax earnings actually attained for the year of grant, and subject to the Executive's continued employment through the date of payment. The 2013 committee-designated targeted pretax earnings was set as $165 million, with the actual amount of cash bonus payable to each

Executive to be adjusted in proportion to the extent to which the Company's actual results varied from the target level of performance. Specifically, (i) if pretax earnings had been equal to or greater than $165 million, then 100% or more of the performance units would have been earned by the Executive; (ii) if pretax earnings had ranged from $99 million to $165 million, then 50% to 100% of the performance units would have been earned by the Executive; and (iii) if pretax earnings had been less than $99 million, then no performance units would have been earned by the Executive.

        The 2013 goal for each Executive was based on the Company's targeted pretax earnings, and there was no alternative operating company goal set for the Presidents of the operating subsidiaries, thus encouraging teamwork and working towards the creation of long-term value for the Company's shareholders. In determining the degree to which the targeted pretax earnings goal has been attained, pretax earnings are adjusted to exclude accounting timing differences between engine overhauls and related revenue collected from contracts. Earned performance unit awards are paid in cash to reduce share dilution and emphasize the real economic cost of officer incentives. The Company believes that the performance unit grants provide an effective long-term incentive for the Executives to act in the best interests of shareholders, by focusing on pretax earnings, which the Compensation Committee believes is one of the principal contributing factors to long-term shareholder value.

        For 2013, the actual adjusted shareholder pretax earnings was $99 million, which resulted in each Executive earning 50% of his performance units (subject to risk of forfeiture in the event of termination prior to February 13, 2016).

        The targeted pretax earnings, actual pretax earnings, performance units granted, and the performance units earned (subject to forfeiture if the vesting period is not met) for the year ended December 31, 2013 were as follows:

	Targeted Pretax Earnings (in Millions)	Actual Pretax Earnings (in Millions)	Performance Units Granted	Performance Units Earned
Jerry C. Atkin	$165	$99	$461,250	$230,265
Bradford R. Rich	$165	$99	$276,750	$138,375
Russell A. Childs	$165	$99	$234,360	$117,180
Bradford R. Holt	$165	$99	$234,360	$117,180
Michael J. Kraupp	$165	$99	$100,744	$50,372

        The following table summarizes the number and nature of long-term awards granted to the Executives by the Board on February 13, 2013.

	Time Vested LTI		Performance-Contingent LTI
	Options	Shares/Stock Units	Options	Shares/Stock Units	Other Units (Cash)(1)
Jerry C. Atkin	32,255	24,386	—	—	$461,250
Bradford R. Rich	19,353	14,632	—	—	$276,750
Russell A. Childs	16,389	12,391	—	—	$234,360
Bradford R. Holt	16,389	12,391	—	—	$234,360
Michael J. Kraupp	7,045	5,326	—	—	$100,744

(1)
Number of performance units if 100% of target achieved. See table above for performance units actually earned for 2013.

Retirement Benefits.

        The Company and SkyWest Airlines sponsor a 401(k) retirement plan for their eligible employees, including the Executives other than Mr. Holt. ExpressJet also maintains a substantially equivalent 401(k) plan for its eligible employees, including Mr. Holt. Both plans are broad based, tax-qualified retirement plans under which eligible employees, including the Executives, may make annual pre-tax salary reduction contributions subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the "Code"). The sponsoring employers make matching contributions under the plans on behalf of eligible participants; however the right of Executives and other officers to such matching contributions is limited. The Compensation Committee believes that maintaining the 401(k) retirement plans and providing a means to save for retirement is an essential part of a competitive compensation package necessary to attract and retain talented executives.

        The Company also maintains the SkyWest, Inc. 2002 Deferred Compensation Plan, a non-qualified deferred compensation plan for the benefit of officers and other highly compensated employees. All of the Executives participate in the SkyWest, Inc. 2002 Deferred Compensation Plan. ExpressJet also maintains a separate but similar non-qualified deferred compensation plan, the ExpressJet Executive Deferred Compensation Plan, for its highly compensated management employees, including Mr. Holt. Under both such deferred compensation plans (the "Deferred Compensation Plans"), the employer credits each Executive's account with a discretionary employer contribution equal to 15% of salary and annual bonus. These amounts are included in the Summary Compensation Table under the column "All Other Compensation". Additional information on the Deferred Compensation Plans is found in the section "Non-Qualified Deferred Compensation for 2013," below.

        The SkyWest Inc. 2002 Deferred Compensation Plan (but not the ExpressJet Executive Deferred Compensation Plan) also permits eligible executives, including the Executives, to elect in advance of each calendar year to defer up to 100% of their cash salary and annual bonus compensation for the year. None of the Executives elected to defer any portion of his salary or annual bonus for 2013. The Company and its subsidiaries do not maintain any defined benefit pension plans for the Executives.

        Other Benefits.    In additional to the benefits described above, the Company provides certain other benefits to the Executives that the Compensation Committee believes are generally consistent with the benefits provided to senior executives of other airlines. The Compensation Committee believes that those benefits, which are detailed in the footnotes to the Summary Compensation Table applicable to the heading "All Other Compensation" below, are reasonable, competitive and consistent with overall executive compensation objectives. Those benefits consist primarily of employer-paid premiums on health, dental and eye insurance, a personal automobile allowance, and use of Company owned recreational equipment.

        The Company and its subsidiaries also maintain a non-discriminatory, broad based program under which all full-time employees and their dependents, including the Executives and their dependents, may fly without charge on a space available basis on regularly scheduled flights of aircraft operated by the Company's operating airline subsidiaries.

Ownership Guidelines

        The Company maintains ownership guidelines for the Executives to encourage the alignment of their interests with the long-term interests of the Company's shareholders. Each Executive is strongly encouraged to maintain a minimum ownership interest in the Company. The guideline ownership level is a number of shares of Common Stock having a value equal to six times annual base salary for Mr. Atkin, and three times annual base salary for Messrs. Rich, Childs, Holt and one times annual base salary for Mr. Kraupp. Messrs. Atkin, Rich, and Kraupp met the guidelines at the end of the fiscal year ended December 31, 2013. Messrs. Childs and Holt are continuing to make progress towards the ownership guideline. The holdings of the Executives are summarized in the table entitled "Security Ownership of Certain Beneficial Owners", below.

Deductibility of Executive Compensation

        Section 162(m) of the Code imposes a $1 million annual limit on the amount that a publicly traded company may deduct for compensation paid to the company's principal executive officer during a tax year or to any of the company's three other most highly compensated executive officers who are still employed at the end of the tax year (other than the Company's principal financial officer). The limit does not apply to compensation that meets the requirements of Section 162(m) of the Code for "qualified performance-based compensation" (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company's shareholders). The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock options and 2013 long-term performance units awarded to the Executives during 2013 were intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code. The Company's 2013 restricted stock unit grants and 2013 performance-based annual bonuses, however, were not "qualified performance-based compensation." As a result, a portion of the compensation earned by Mr. Atkin for 2013 exceeded the deduction limit of Section 162(m) of the Code.

Effect of Compensation on Risk

        Based on the Compensation Committee's review of the various elements of the Company's executive compensation practices and policies, the Compensation Committee believes the Company's compensation policies and practices are designed to create appropriate and meaningful incentives for the Company's employees without encouraging excessive or inappropriate risk taking. Among other factors, The Compensation Committee considered the following information:

  •
  The Company's compensation policies and practices are designed to include a significant level of long-term compensation, which discourages short-term risk taking.

  •
  The base salaries the Company provides to its employees are generally consistent with salaries paid for comparable positions in the Company's industry, and provide the Company's employees with steady income while reducing the incentive for employees to take risks in pursuit of short-term benefits.

  •
  The Company's incentive compensation is capped at levels established by the Compensation Committee, which the Compensation Committee believes reduces the incentive for excessive risk-taking.

  •
  The Company has established internal controls and adopted codes of ethics and business conduct, which are designed to reinforce the balanced compensation objectives established by the Compensation Committee.

  •
  The Company has adopted equity ownership guidelines for its executive officers, which the Compensation Committee believes discourages excessive risk-taking.

        Based on the review outlined above, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the foregoing compensation discussion and analysis and discussed with the Company's management the information set forth herein. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing compensation discussion and analysis be included in this proxy statement.

The Compensation Committee

Henry J. Eyring, Chair
Margaret S. Billson
Ronald J. Mittelstaedt
Steven F. Udvar-Hazy
James L. Welch

EXECUTIVE COMPENSATION

        The table below summarizes the total compensation paid to or earned by each of the Executives for the years indicated.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
Name and Principal Position	Year	Salary ($)	Discretionary Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Jerry C. Atkin	2013	$410,000	$0	$322,875	$138,375	$478,028	$138,242	(4)	$1,487,520
Chairman and Chief	2012	$400,000	$0	$315,000	$170,000	$892,212	$115,183	(5)	$1,892,395
Executive Officer	2011	$400,000	$40,000	$300,000	$100,070	$148,000	$126,601	(6)	$1,114,671
Bradford R. Rich	2013	$307,500	$0	$193,725	$83,025	$323,275	$112,278	(7)	$1,019,803
President	2011	$300,000	$0	$189,000	$116,500	$600,792	$95,232	(8)	$1,301,524
	2011	$300,000	$23,000	$180,000	$60,042	$118,500	$97,857	(9)	$779,399
Russell A. Childs	2013	$260,400	$0	$164,052	$70,308	$328,781	$100,377	(10)	$923,918
President and Chief	2012	$254,000	$0	$160,020	$98,580	$509,451	$90,249	(11)	$1,112,300
Operating Officer—	2011	$254,000	$0	$152,400	$50,836	$156,500	$89,179	(12)	$702,915
SkyWest Airlines, Inc.
Bradford R. Holt	2013	$260,400	$80,000	$164,052	$70,308	$220,298	$96,318	(13)	$891,376
President and Chief	2012	$254,000	$0	$160,020	$98,580	$517,938	$78,184	(14)	$1,108,722
Operating Officer—	2011	$254,000	$20,000	$152,400	$50,836	$82,000	$80,521	(15)	$639,757
ExpressJet
Michael J. Kraupp	2013	$179,900	$0	$70,521	$30,223	$131,975	$54,755	(16)	$467,374
Chief Financial Officer	2012	$175,500	$0	$68,796	$29,484	$216,646	$52,793	(17)	$543,219
And Treasurer	2011	$172,000	$4,200	$62,350	$62,387	$71,505	$44,923	(18)	$417,365

(1)
Column (d) shows discretionary bonuses approved by the Compensation Committee and earned by Messrs. Atkin, Rich, Holt and Kraupp. No discretionary bonuses were earned by the Executives in 2012.

(2)
These columns show the full grant date fair market value of the options granted as computed under ASC Topic 718 and the expense attributable to restricted stock unit awards (excluding estimates for forfeitures in case of awards with service-based vesting). These amounts do not reflect the extent to which the Executive realized an actual financial benefit from the awards. Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the year ended December 31, 2013 which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)
The amounts in column (g) include the annual performance bonus amounts earned in the year indicated based on performance in that year and paid in the subsequent year. As described in the section entitled "Compensation Discussion and Analysis" above, annual performance bonuses payable to the Executives are calculated based upon the financial performance of the Company or its subsidiaries and also the achievement of individual goals. The target amount of each Executive's annual performance bonus opportunity for 2013 is reported in the "Grants of Plan-Based Awards for 2013" table below, and included in the applicable amount shown in the column(c) of that table. The amounts of such annual performance bonuses, excluding discretionary bonuses reported in column (d), actually earned in 2013 and paid in 2014 were: Mr. Atkin—$247,763; Mr. Rich—$184,900; Mr. Childs—$211,601; Mr. Holt—$103,118. The actual amount of Mr. Kraupp's annual performance bonus earned for 2013 was $81,603. Mr. Kraupp's annual performance bonus is paid quarterly rather than annually. The amounts in column (g) also include the amounts of performance unit awards granted in 2013 and earned based on 2013 adjusted pretax earnings of the Company, but payable in cash in 2016 and subject to forfeiture in the event of termination of employment within three years of the applicable date of grant in 2013. The target amount for each Executive's performance unit grant for 2013 is reported in the "Grants of Plan-Based Awards for 2013" table below, and included in the applicable amount shown in the column(c) of that table. The amounts of those performance unit awards actually earned for 2013 were Mr. Atkin—$230,265; Mr. Rich—$138,375; Mr. Childs—$117,180; Mr. Holt—$117,180 and Mr. Kraupp—$50,372.

(4)
All other compensation for Mr. Atkin for 2013 consists of $112,695 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2013; $3,992 in employer-paid health insurance premiums; $15,761 for a personal vehicle lease; $4,362 for personal use of the Company's recreational equipment; and $1,432 in discretionary matching contributions under the SkyWest 401(k) Plan.

(5)
All other compensation for Mr. Atkin for 2012 consists of $88,920 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $3,918 in employer-paid health insurance premiums; $15,858 for a personal vehicle lease; $5,309 for personal use of the Company's recreational equipment; and $1,178 in discretionary matching contributions under the SkyWest 401(k) Plan.

(6)
All other compensation for Mr. Atkin for 2011 consists of $103,157 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,436 in employer-paid health insurance premiums; $18,541 for a personal vehicle lease; $2,855 for personal use of the Company's recreational equipment; and $612 in discretionary matching contributions under the SkyWest 401(k) Plan.

(7)
All other compensation for Mr. Rich for 2013 consists of: $86,381 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2013; $5,195 in employer-paid health insurance premiums; $14,760 for a personal vehicle allowance; $4,362 for personal use of the Company's recreational equipment; and $1,580 in discretionary matching contributions under the SkyWest 401(k) Plan.

(8)
All other compensation for Mr. Rich for 2012 consists of: $68,810 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $5,103 in employer-paid health insurance premiums; $14,760 for a personal vehicle allowance; $5,309 for personal use of the Company's recreational equipment; and $1,250 in discretionary matching contributions under the SkyWest 401(k) Plan.

(9)
All other compensation for Mr. Rich for 2011 consists of: $78,064 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,994 in employer-paid health insurance premiums; $14,270 for a personal vehicle allowance; $2,855 for personal use of the Company's recreational equipment; and $674 in discretionary matching contributions under the SkyWest 401(k) Plan.

(10)
All other compensation for Mr. Childs for 2013 consists of: $73,494 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2013; $5,195 in employer-paid health insurance premiums; $15,727 for a personal vehicle lease; $4,362 for personal use of the Company's recreational equipment; and $1,599 in discretionary matching contributions under the SkyWest 401(k) Plan.

(11)
All other compensation for Mr. Childs for 2012 consists of: $63,859 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $5,103 in employer-paid health insurance premiums; $14,727 for a personal vehicle lease; $5,309 for personal use of the Company's recreational equipment; and $1,250 in discretionary matching contributions under the SkyWest 401(k) Plan.

(12)
All other compensation for Mr. Childs for 2011 consists of: $69,454 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,994 in employer-paid health insurance premiums; $14,283 for a personal vehicle lease; $2,855 for personal use of the Company's recreational equipment; and $593 in discretionary matching contributions under the SkyWest 401(k) Plan.

(13)
All other compensation for Mr. Holt for 2013 consists of: $73,106 of employer credits under the ExpressJet Deferred Compensation Plan attributable to compensation earned for 2013; $5,050 in employer-paid health insurance premiums; $13,800 for a personal vehicle lease; and $4,362 for personal use of the Company's recreational equipment.

(14)
All other compensation for Mr. Holt for 2012 consists of: $54,111 of employer credits under the ExpressJet Deferred Compensation Plan attributable to compensation earned for 2012; $4,964 in employer-paid health insurance premiums; $13,800 for a personal vehicle lease; and $5,309 for personal use of the Company's recreational equipment.

(15)
All other compensation for Mr. Holt for 2011 consists of: $61,917 of employer credits under the ExpressJet Deferred Compensation Plan attributable to compensation earned for 2011; $1,949 in employer-paid health insurance premiums; $13,800 for a personal vehicle lease; and $2,855 for personal use of the Company's recreational equipment.

(16)
All other compensation for Mr. Kraupp for 2013 consists of: $43,599 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2013; $5,195 in employer-paid health insurance premiums; $4,362 for personal use of the Company's recreational equipment; and $1,599 in discretionary matching contributions under the SkyWest 401(k) Plan.

(17)
All other compensation for Mr. Kraupp for 2012 consists of: $41,273 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $5,103 in employer-paid health insurance premiums; $5,309 for personal use of the Company's recreational equipment; and $1,108 in discretionary matching contributions under the SkyWest 401(k) Plan.

(18)
All other compensation for Mr. Kraupp for 2011 consists of: $39,543 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,994 in employer-paid health insurance premiums; $2,855 for personal use of the Company's recreational equipment; and $531 in discretionary matching contributions under the SkyWest 401(k) Plan.

Grants of Plan-Based Awards For 2013

        The following table provides information about non-equity based and equity-based plan awards granted to the Executives for the year ended December 31, 2013:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)	Estimated Possible Payouts Under Equity Incentive Plan Awards Target (# shares)	All Other Stock Awards: Number of Shares of Stock (# shares)	All Other Option Awards: Number of Securities Underlying Options (# shares)	Exercise Price of Options Awards ($S/share)(1)	Grant Date Full Fair Value(2)
Jerry C. Atkin	13-Feb-2013(3)(4)	$789,250	—	24,386	32,255	$13.24	$461,250
Bradford R. Rich	13-Feb-2013(3)(4)	$522,750	—	14,632	19,353	$13.24	$276,750
Russell A. Childs	13-Feb-2013(3)(4)	$442,680	—	12,391	16,389	$13.24	$234,360
Bradford R. Holt	13-Feb-2013(3)(4)	$442,680	—	12,391	16,389	$13.24	$234,360
Michael J. Kraupp	13-Feb-2013(3)(4)	$208,684	—	5,326	7,045	$13.24	$100,744

(1)
The exercise price of the options of $13.24 per share was the market closing price of the Common Stock on the date of grant.

(2)
Column (h) shows the full grant date fair market value of the options granted in 2013 as computed under ASC Topic 718 and the expense attributable to restricted stock unit awards granted in 2013 (excluding the effect of estimates for forfeitures). Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the year ended December 31, 2013, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)
On February 13, 2013, the Company granted stock options, restricted stock units and performance unit awards payable in cash pursuant to the 2010 Plan and the approved target annual performance bonus. Each Executive's target level of performance unit grant, earned in 2013 and payable in 2016, and target annual performance bonus, earned in 2013 and payable in 2014, are included in the amount shown in column (c). The number of shares underlying each Executive's stock option grant earned in 2013, which vest in 2016, is listed in column (f). The number of shares of Common Stock underlying each restricted stock unit award earned for year 2013 and payable in 2016 is shown in column (e). All of the long-term incentive awards included in columns (c) through (f), with the exception of the target annual performance bonus included in column (c), vest on the third anniversary of the date of grant (with earlier acceleration upon a change in control of the Company).

(4)
As a result of the 2013 actual adjusted pretax earnings, Mr. Atkin received performance-based units payable in 2016 in cash having a value of $230,265; Mr. Rich received performance-based units payable in 2016 in cash having a value of $138,375; Mr. Childs received performance-based units payable in 2016 in cash having a value of $117,180, Mr. Holt received performance-based units payable in 2016 in cash having a value of $117,180 and Mr. Kraupp received performance-based units payable in 2016 in cash having a value of $50,372. As a result of 2013 actual performance, the amounts of annual performance bonus, excluding discretionary bonuses approved by the Compensation Committee, earned in 2013 and paid in 2014 were: Mr. Atkin—$247,763; Mr. Rich—$184,900; Mr. Childs—$211,601; Mr. Holt—$103,118; and Mr. Kraupp—$81,603.

Outstanding Equity Awards at Year-End

        The following table provides information on the year-end 2013 holdings of stock options and other stock awards (restricted stock and restricted stock units) by the Executives.

	Option Awards					Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options Exercisable (#)	(c) Number of Securities Underlying Unexercised Options Unexercisable (#)		(d) Option Exercise Price ($)	(e) Option Expiration Date(4)	(f) Number of Shares or Share Units That Have Not Vested (#)		(g) Market Value of Shares or Share Units That Have Not Vested(5) ($)
Jerry C. Atkin	104,000	—		$19.18	3-Feb-14	—		—
	188,000	—		$17.11	1-Feb-15	—		—
	59,281	—		$26.84	6-Feb-14	—		—
	59,281	—		$25.80	6-Feb-15	—		—
	99,124	—		$15.24	4-Feb-16	—		—
	60,282			$14.49	3-Feb-17
	—	19,545	(1)	$15.51	2-Feb-18	19,342	(1)	$286,068
	—	39,627	(2)	$13.06	15-Feb-19	24,119	(2)	$356,720
	—	32,255	(3)	$13.24	13-Feb-20	24,386	(3)	$360,669
Bradford R. Rich	50,000	—		$19.18	3-Feb-14	—		—
	100,000	—		$17.11	1-Feb-15	—		—
	34,467	—		$26.84	6-Feb-14	—		—
	34,467	—		$25.80	6-Feb-15	—		—
	57,614	—		$15.24	4-Feb-16	—		—
	35,034			$14.49	3-Feb-17
		11,727	(1)	$15.51	2-Feb-18	11,605	(1)	$171,638
	—	27,156	(2)	$13.06	15-Feb-19	14,472	(2)	$214,041
	—	19,353	(3)	$13.24	13-Feb-20	14,632	(3)	$216,407
Russell Childs	40,000	—		$17.11	1-Feb-15	—		—
	8,589	—		$26.84	6-Feb-14	—		—
	13,597	—		$27.37	6-Feb-14	—		—
	30,142	—		$25.80	6-Feb-15	—		—
	51,024	—		$15.24	4-Feb-16	—		—
	31,029			$14.49	3-Feb-17
	—	9,929	(1)	$15.51	2-Feb-18	9,826	(1)	$145,327
	—	22,979	(2)	$13.06	15-Feb-19	12,253	(2)	$181,222
	—	16,389	(3)	$13.24	13-Feb-20	12,391	(3)	$183,263
Bradford R. Holt	48,000	—		$17.11	1-Feb-15	—		—
	8,867	—		$26.84	6-Feb-14	—		—
	26,211	—		$25.80	6-Feb-15	—		—
	47,835	—		$15.24	4-Feb-16	—		—
	29,094			$14.49	3-Feb-17
	—	9,929	(1)	$15.51	2-Feb-18	9,826	(1)	$145,327
	—	22,979	(2)	$13.06	15-Feb-19	12,253	(2)	$181,222
	—	16,389	(3)	$13.24	13-Feb-20	12,391	(3)	$183,263
Michael J. Kraupp	36,000	—		$17.11	1-Feb-15	—		—
	8,451	—		$26.84	6-Feb-14	—		—
	8,451	—		$25.80	6-Feb-15	—		—
	15,531	—		$15.24	4-Feb-16	—		—
	12,692			$14.49	3-Feb-17
	—	12,185	(1)	$15.51	2-Feb-18	4,020	(1)	$59,456
	—	6,873	(2)	$13.06	15-Feb-19	5,268	(2)	$77,914
	—	7,045	(3)	$13.24	13-Feb-20	5,326	(3)	$78,772

(1)
Awards scheduled to vest on February 2, 2014.

(2)
Awards scheduled to vest on February 15, 2015.

(3)
Awards scheduled to vest on February 13, 2016.

(4)
Stock options awarded through 2005 expire ten years from date of grant. Stock options granted in 2006 and after expire seven years from date of grant.

(5)
Based on market closing price per share of Common Stock of $14.79 on December 31, 2013.

Option Exercises and Stock Vested

        Stock options exercised and shares of restricted stock that vested for the Executives during the year ended December 31, 2013 are outlined below.

	Option Awards		Stock Awards
(a) Name	(b) Number of Shares Acquired On Exercise (#)(1)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting ($)
Jerry C. Atkin	—	—	19,886	$254,740
Bradford R. Rich	—	—	11,557	$148,045
Russell A. Childs	—	—	10,236	$131,123
Bradford R. Holt	—	—	9,597	$122,938
Michael J. Kraupp	—	—	4,187	$53,635

(1)
No stock options were exercised by Executives during the year ended December 31, 2013.

Non-Qualified Deferred Compensation for 2013

        Pursuant to the SkyWest Deferred Compensation Plan and the ExpressJet Deferred Compensation Plan, covered Executives may elect prior to the beginning of each calendar year to defer the receipt of base salary and annual performance bonuses earned for the ensuing calendar year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable Executive, which account is deemed invested in and earns a rate of return based upon certain notational, self-directed investment options offered under the applicable plan.

        Each Executive's account under the SkyWest Deferred Compensation Plan and ExpressJet Deferred Compensation Plan, as applicable, is also credited with a discretionary employer contribution monthly, whether or not the Executive contributes. For 2013 that discretionary employer contribution was 15% of the Executive's salary and annual bonus. Participant account balances under the SkyWest and ExpressJet Deferred Compensation Plans are fully vested and will be paid by the Company to each Executive upon retirement or separation from employment, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the Executive.

        The following table provides information regarding the SkyWest Deferred Compensation Plan for the Executives for the year ended December 31, 2013:

(a) Name(1)	(b) Executive Contributions in Last Year ($)	(c) Registrant Contributions in Last Year ($)(2)	(d) Aggregate Earnings in Last Year ($)(3)	(e) Aggregate Withdrawals/ Distributions in Last Year ($)	(f) Aggregate Balance at Last Year End ($)
SkyWest
Jerry C. Atkin	—	$112,695	$607,388	—	$3,073,134
Bradford R. Rich	—	$86,381	$139,269	—	$1,592,057
Russell A. Childs	—	$73,494	$67,884	—	$789,006
Bradford R. Holt	—	$0	$31,474	—	$473,190
Michael J. Kraupp	—	$43,599	$197,343	—	$850,409

(1)
For 2013, Messrs. Atkin, Rich, Childs and Kraupp were covered by the SkyWest Deferred Compensation Plan only and Mr. Holt was covered by both the SkyWest Deferred Compensation Plan (as to contributions for years prior to 2009 and earnings thereon only) and the ExpressJet Deferred Compensation Plan (with respect to contributions for 2009 through 2013 and earnings thereon).

(2)
The amounts in column (c) reflect the amounts of employer contributions credited under the applicable deferred compensation plan for 2013 at the rate of 15% of each Executive's 2013 base salary and 2012 bonus which was paid in 2013. The amounts reported in column (c) are also included in the amounts reported in the "Other Compensation" column of the Summary Compensation Table appearing above.

(3)
The amounts in column (d) reflect the notational earnings during 2013 credited to each Executive's account under the SkyWest Deferred Compensation Plan. These amounts are not reported in the Summary Compensation Table because they are based on market rates determined by reference to mutual funds that are available to participants in the SkyWest 401(k) Plan or otherwise broadly available.

        The table below shows the funds available for notational investment under the SkyWest Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2013:

Name of Fund	Rate of Return
NVIT Money Market Fund Class I	0.00%
PIMCO VIT Total Return Admin	-1.96%
PIMCO VIT Real Return Admin	-9.44%
Invesco Van Kampen V.I. Growth & Income I	34.08%
Dreyfus Stock Index Initial	32.03%
American Fund IS Growth 2	30.10%
Nationwide NVIT Mid Cap Index I	33.05%
Fidelity VIP Mid Cap Svc	36.06%
AllianceBernstein VPS Small/Mid Cap Value A	38.06%
Royce Capital Small Cap	34.75%
Ivy VIP Small Cap Growth	43.36%
MFS VIT II International Value Svc	27.63%
Invesco VIF International Growth I	19.01%

        The following table provides information regarding the ExpressJet Deferred Compensation Plan for Mr. Holt for 2013.

(a) Name	(b) Executive Contributions in Last Year ($)	(c) Registrant Contributions in Last Year ($)(1)	(d) Aggregate Earnings in Last Year ($)(2)	(e) Aggregate Withdrawals/ Distributions in Last Year ($)	(f) Aggregate Balance at Last Year End ($)
Bradford R. Holt	—	$73,106	$19,752	—	$374,200

(1)
The amount in column (c) reflects the employer contributions credited in 2013 at the rate of 15% of Mr. Holt's 2013 base salary and 2012 bonus which was paid in 2013. The amount reported in column (c) is also included in the amount reported in the "Other Compensation" column of the Summary Compensation Table appearing above.

(2)
The amounts in column (d) reflect the notational earnings during 2013 credited to Mr. Holt's account under the ExpressJet Deferred Compensation Plan. This amount is not reported in the Summary Compensation Table because it is based on market rates determined by reference to mutual funds that are available to participants in the ExpressJet 401(k) Plan or, in certain cases, otherwise broadly available.

        The table below shows the funds available under the ExpressJet Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2013:

Name of Fund	Rate of Return
American Century Equity Income-Inst	19.83%
American Century International Growth-Inst	23.09%
American Century Premium Money Market-Inv	0.01%
American Century Strategic Alloc Aggressive-Inv	19.84%
American Century Strategic Alloc Conservative-Inv	3.02%
American Century Strategic Alloc Moderate-Inv	15.61%
American Century Value-Inst	31.31%
Buffalo Small Cap	44.15%
JPMorgan Equity Index-Select	25.09%
JPMorgan Large Cap Growth-R6	33.03%

Potential Payments upon Termination or Change in Control

        The information below describes and quantifies certain payments or benefits that would be payable under the existing plans and programs of the Company and its subsidiaries if an Executive's employment had terminated on December 31, 2013, or the Company had undergone a change in control on December 31, 2013. These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment, such as distributions from the 401(k) Plans, disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under the Consolidated Omnibus Reconciliation Act, or "COBRA" and accrued vacation pay. The Executives do not have any other severance benefits, severance agreements or change-in-control agreements.

        Accelerated Vesting of Stock Options and Stock Awards Upon Change In Control.    Under the Company's long-term incentive plans, all outstanding stock options, restricted stock units and performance units held by an Executive on December 31, 2013, would have become fully vested upon a "change in control" occurring on that date without regard to whether the Executive terminated employment in connection with or following the change in control. The Company's long-term incentive plans generally define a "change in control" as any of the following events: (i) the acquisition by any person of 50% or more of the Company's voting shares, (ii) replacement of a majority of the Company's directors within a two-year period under certain conditions, or (iii) shareholder approval of a merger in which the Company is not the surviving entity, sale of substantially all of the Company's assets or liquidation. All shares of restricted stock previously issued under the Company's 2006 Long-Term Incentive Plan and prior long-term incentive plans became fully vested prior to 2013; accordingly, a change in control of the Company in 2013 would not have accelerated the vesting of such restricted stock.

        The following table shows for each Executive the intrinsic value of his unvested stock options, unvested restricted stock units and performance units payable in cash, as of December 31, 2013, that would have been accelerated had a change in control of the Company occurred on that date, calculated in the case of restricted stock units and stock options, by multiplying the number of underlying shares by the closing price of the Common Stock on the last trading day of 2013 ($14.79 per share) and, in the case of stock options, by then subtracting the applicable option exercise price:

Name	Early Vesting of Stock Options	Early Vesting of Restricted Stock Units	Early Vesting of Performance Units
Jerry C. Atkin	$136,635	$1,003,457	$785,795
Bradford R. Rich	$87,487	$602,086	$488,186
Russell A. Childs	$74,465	$509,811	$413,199
Bradford R. Holt	$73,885	$509,797	$413,199
Michael J. Kraupp	$26,618	$216,141	$175,023

        If a change in control with respect to the Company results in acceleration of vesting of an Executive's otherwise unvested stock options, unvested restricted stock units or performance unit awards payable in cash, and if the value of such acceleration equals or exceeds three times the Executive's average W-2 compensation with the Company for the five taxable years preceding the year of the change in control (the "Base Period Amount"), the acceleration would result in an excess parachute payment under Code Section 280G. An Executive would be subject to a 20% excise tax on any such parachute payment in excess of the Base Period Amount, and the Company would be unable to deduct the amount of the parachute payment in excess of the Base Period Amount for tax purposes. The Company has not agreed to provide its Executives with any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

        Deferred Compensation.    If the employment of an Executive were terminated on December 31, 2013, the Executive would have become entitled to receive the balance in his account under the applicable deferred compensation plan. Distribution would be made in the form of a lump sum or in installments, and in accordance with the distributions schedule elected by the Executive under the applicable plan. The 2013 year-end account balances under those plans are shown in column (e) in the applicable Non-qualified Deferred Compensation Tables set forth above. An Executive's account balance would continue to be credited with notational investment earnings or losses through the date of actual distribution.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction with Related Party

        Jerry C. Atkin, the Company's Chairman of the Board and Chief Executive Officer, serves as a director of Zions. The Company maintains a line of credit and certain bank accounts with Zions. Zions is an equity participant in leveraged leases on ten aircraft operated by the Company's subsidiaries. Zions also refinanced eight of the Company's aircraft in 2012 for terms of three to four years, becoming the debtor on these aircraft. An affiliate of Zions, Zion's First National Bank, also serves as the Company's transfer agent. The Company's cash balances in the accounts held at Zions as of December 31, 2013 and 2012 were $81.8 million and $56.4 million, respectively. The loans made by Zions to the Company were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Zions, and did not involve more than the normal risk of collectability or present other unfavorable features.

Review and Approval of Transactions with Related Parties

        The Company believes that transactions between the Company and its directors and executive officers, or between the Company and persons related to directors and executive officers of the Company, present a heightened risk of creating or appearing to create a conflict of interest. Accordingly, the Company has adopted a policy regarding related-party transactions that has been approved by the Board and incorporated into the Charter of the Audit and Finance Committee. The policy provides that the Audit and Finance Committee will review all transactions between the Company and related persons (as defined in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission) for potential conflicts of interest. Under the Company's policy, all transactions between the Company and related persons are required to be submitted to the Audit and Finance Committee for approval prior to the Company's entry or participation in such transactions.

DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of its directors. Each director is encouraged to own at least 8,000 shares of Common Stock.

Cash Compensation Paid to Directors

        For the year ended December 31, 2013, all directors who were not employees of the Company received an annual cash retainer of $33,000 and attendance fees of $1,800 for each in-person Board meeting attended, $1,700 for each in-person Audit and Finance Committee meeting attended, $1,350 for each in-person Compensation Committee meeting attended, $1,350 for each in-person Nominating and Corporate Governance Committee meeting attended and $1,350 for each in-person Safety and Compliance Committee meeting attended. Non-employee directors who participated in telephonic meetings of the Board or its committees were also paid $850 for each telephonic Board meeting, $800 for each telephonic Audit and Finance Committee meeting and $800 for each telephonic Compensation Committee meeting, $800 for each telephonic Nominating and Corporate Governance Committee meeting and $800 for each telephonic Safety and Compliance Committee meeting. The Chairman of the Audit and Finance Committee was paid an annual fee of $15,000, the Chairman of the Compensation Committee was paid an annual fee of $5,000, the Chairman of Nominating and Corporate Governance Committee was paid an annual fee of $4,000, the Chairman of the Safety and Compliance Committee was paid an annual fee of $4,000 and the Lead Independent Director was paid an annual fee of $15,000. Jerry C. Atkin, who is the Chairman of the Board and an employee of the Company, received no compensation for his service on the Board.

Stock Awards

        Each non-employee director receives a stock award annually. On February 13, 2013, each of the non-employee directors, other than Ronald J. Mittelstaedt and Keith E. Smith, who were not serving as directors on that date, received an award of 3,927 shares of Common Stock, representing $52,000 of value based on the closing price of the Common Stock on the date of award. Subsequent to their appointment as directors of the Company in October 2013, each of Messrs. Mittelstaedt and Smith received an award of 982 shares of Common Stock, representing $15,575 of value based on the closing price of the Common Stock on November 13, 2013, which was the date of award. The Company did not grant stock options to its non-employee directors in 2013.

 DIRECTOR SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2013.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Ralph Atkin	$57,500	$52,000	—	—	—	$109,500
W. Steve Albrecht	$66,850	$52,000	—	—	—	$118,850
Margaret S. Billson	$53,900	$52,000	—	—	—	$105,900
Henry J. Eyring	$59,450	$52,000	—	—	—	$111,450
Ronald J. Mittelstaedt	$10,850	$15,575	—	—	—	$26,425
Robert G. Sarver	$44,750	$52,000	—	—	—	$96,750
Keith E. Smith	$12,550	$15,575	—	—	—	$28,125
Steven F. Udvar-Hazy	$73,650	$52,000	—	—	—	$125,650
James L. Welch	$54,800	$52,000	—	—	—	$106,800

(1)
Jerry C. Atkin, the Chairman of the Board and Chief Executive Officer of the Company, is not included in the foregoing table as he is an employee of the Company and receives no monetary compensation for his services as Chairman of the Board.

(2)
Represents the closing price of the Common Stock awarded on the grant date of (a) February 13, 2013, of $13.24 per share, multiplied by the 3,927 shares, in the case of each non-employee director other than Messrs. Mittelstaedt and Smith; and (b) October 1, 2013, of $15.86 per share, multiplied by 982 shares, in the case of Messrs. Mittelstaedt and Smith. These amounts are the aggregate grant date fair market values of awards as computed under ASC Topic 718. All such shares of Common Stock are fully vested.

(3)
As of December 31, 2013, each of the following non-employee directors of the Company held unexercised options to purchase the following number of shares of Common Stock: J. Ralph Atkin: 24,000; W. Steve Albrecht: 24,000; Robert G. Sarver: 24,000; Steven F. Udvar-Hazy: 24,000.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Executive Officers

        The following table sets forth the beneficial ownership of the Common Stock as of March 5, 2014, for each director and nominee for director, each Executive, and by all directors (including nominees) and executive officers of the Company as a group.

Name	Common Stock	Options Exercisable	Unvested Restricted Shares	Total	Beneficial Ownership(1)
Jerry C. Atkin	1,216,980	426,232	75,859	1,719,071	3.3%
Bradford R. Rich	39,343	238,842	45,515	323,700	(2)
Russell A. Childs	15,060	162,124	38,540	215,724	(2)
Bradford R. Holt	20,811	161,069	38,202	220,082	(2)
Michael J. Kraupp	10,111	84,859	16,568	111,538	(2)
J. Ralph Atkin	31,097	16,000	—	47,097	(2)
W. Steve Albrecht	25,284	16,000	—	41,284	(2)
Margaret S. Billson	26,279	—	—	26,279	(2)
Henry J. Eyring	32,639	—	—	32,639	(2)
Ronald J. Mittelstaedt	5,941	—	—	5,941	(2)
Robert G. Sarver	56,079	16,000	—	72,079	(2)
Keith E. Smith	15,941	—	—	15,941	(2)
Steven F. Udvar-Hazy	33,679	16,000	—	49,679	(2)
James L. Welch	26,279	—	—	26,279	(2)
All officers and directors as a group (15 persons)	1,561,532	1,189,700	230,054	2,981,356	5.8%

(1)
Based on 51,613,843 shares outstanding as of March 5, 2014.

(2)
Less than one percent of the total shares outstanding as of March 5, 2014.

Security Ownership of Other Beneficial Owners

        As of March 5, 2014, the Company's records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of Common Stock. The information following is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Common Stock.

	Amount of Beneficial Ownership
	Common Stock
Name	Shares	Percent of Class
Dimensional Fund Advisors LP	4,398,455	8.6%
6300 Bee Cave Road
Austin, TX 78746
Black Rock, Inc.	4,063,012	7.9%
40 East 52nd Street
New York, NY 10022
Franklin Resources Inc.	3,743,321	7.3%
One Franklin Parkway
San Mateo, CA 94403
Vanguard Group Inc.	3,025,273	5.9%
100 Vanguard Blvd
Malvern, PA 19355

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

        Section 14A of the Exchange Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the Executives (referred to as a "Say-on-Pay" proposal) as disclosed in this Proxy Statement.

  Accordingly, the following resolution will be submitted to the Company's shareholders for approval at the Meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Executives, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Executive Compensation table and the other related tables and disclosure."

        As described in detail under the heading "Compensation Discussion and Analysis," the Board believes the Company's compensation of the Executives achieves the primary goals of (i) attracting and retaining experienced, well-qualified executives capable of implementing the Company's strategic and operational objectives, (ii) aligning management compensation with the creation of shareholder value on an annual and long-term basis, and (iii) linking a substantial portion of the Executives' compensation with long-term Company performance and the achievement of pre-determined goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Board encourages you to review in detail the Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement and the executive compensation tables beginning on page 34 of this Proxy Statement. In light of the information set forth in such sections of this Proxy Statement, the Board believes the compensation of the Executives for the fiscal year ended December 31, 2013 was fair and reasonable and that the Company's compensation programs and practices are in the best interests of the Company and its shareholders.

        The vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the Executives, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board and the Compensation Committee (which is composed solely of independent directors), value the opinion of the Company's shareholders and will consider the outcome of the vote when addressing future compensation arrangements.

        We are required under current law to hold this advisory "Say-on-Pay" vote at least once every three years. We have held such an advisory vote at each of our annual meetings of shareholders since 2011 and currently anticipate that we will hold a similar vote on an annual basis until we hold our next shareholder advisory vote on the frequency of future Say-on-Pay votes.

Voting

        Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.

The Board and the Compensation Committee Recommend that Shareholders Vote FOR Approval of the Compensation of the Executives, as disclosed in this Proxy Statement.

PROPOSAL 3
RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE
GOALS UNDER THE SKYWEST, INC. 2010 LONG-TERM INCENTIVE PLAN

Introduction

        The 2010 Plan is intended to comply with Section 162(m) of the Code. Section 162(m) of the Code places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to each of its "covered employees." The Company's covered employees include its Chief Executive Officer and each of its other three most highly-paid Executives, other than the Chief Financial Officer. There is, however, an exception to the $1,000,000 annual limit for compensation earned pursuant to certain performance-based awards. A performance-based award made under the 2010 Plan will be eligible for this exception provided certain Code Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based awards. The 2010 Plan, including the material terms of the performance goals set forth in the 2010 Plan, were approved by shareholders in 2010.

        Treasury Regulations under Section 162(m) of the Code require re-approval of the material terms of those performance goals after five years if the Compensation Committee has retained discretion to vary the targets under the 2010 Plan's performance goals from year to year. Except in the case of options and stock appreciation rights, the Compensation Committee has retained discretion to vary the targets under certain 2010 Plan performance goals from year to year. Accordingly, the Company is seeking re-approval of the performance goals included in the 2010 Plan in order to preserve the Company's ability to deduct compensation earned by certain of its Executives pursuant to future performance-based awards under the 2010 Plan.

        The following discussion summarizes the material terms of the performance goals under the 2010 Plan, including a description of (i) the individuals eligible for performance awards under the 2010 Plan, (ii) the business criteria on which the underlying performance goals are based and measured, and (iii) the applicable award limits. A description of the 2010 Plan, which is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2010 Plan, is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The full text of the 2010 Plan is attached to this Proxy Statement as Appendix B.

        While awards under the 2010 Plan are generally intended to qualify as exempt performance-based compensation under Section 167(m) of the Code, circumstances may arise under which such awards do not so qualify.

Material Terms of the 2010 Plan Performance Goals:

        Eligibility.    Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2010 Plan. There are approximately 281 employees and nine non-employee directors currently eligible to receive awards under the 2010 Plan. The limited number of consultants potentially eligible to participate in the 2010 Plan is not currently determinable. Awards under the 2010 Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units, performance units payable in cash, performance shares and other share-based awards. Eligibility for any particular award is determined by the Compensation Committee and, in the case of certain awards such as incentive stock options, may be limited by the Internal Revenue Code.

        Business Criteria Underlying Performance Goals.    In order to be considered performance-based compensation, an award under the 2010 Plan must be subject to the accomplishment of one or more performance goals. In the case of stock options and stock appreciation rights, the sole performance goal is appreciation in the value of the underlying shares after the date of grant. With respect to other awards under the 2010 Plan, the applicable performance goals are targeted levels of achievement set by the Compensation Committee (to be measured over a performance period designated by the Compensation Committee) with respect to and based upon one or more of the following business criteria and measures established by the Compensation Committee:

        Net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Company's shares of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer)); strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); cost per available seat mile; revenue per available seat mile; revenue or cost per revenue seat mile; percentage of flights completed on time; percentage of scheduled flights completed; lost passenger baggage per passenger or per seat mile; aircraft utilization; revenue per employee; and implementation, completion or attainment of measurable objectives with respect to commercialization, projects, service volume levels, acquisitions and divestitures; transactions; and recruiting and maintaining personnel.

        In setting and calculating the degree of attainment of the above performance measures, the Compensation Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including: (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

        The Compensation Committee may elect to apply the above business measures and the performance goals related to such measures to the Company as a whole and/or to any one or more of the subsidiaries divisions or business units of the Company, and may weight such measures and goals in absolute terms or relative to the performance of other companies.

        Under the 2010 Plan, the applicable performance period is between one and five years, as set by the Committee. For performance unit awards, the Committee has historically used a one-year performance period—the Company's fiscal year. The Compensation Committee normally sets the applicable performance targets during the first calendar quarter of the applicable performance period.

        Award Limits.    Awards under the 2010 Plan are subject to the following limits:

        Plan Limits.    The Company originally reserved 5,170,000 shares of Common Stock for issuance under the 2010 Plan, of which 3,918,645 shares remained available for grant as of December 31, 2013. The foregoing share reserve is subject to certain adjustments as summarized in the summary of the 2010 Plan attached as Appendix A.

        Award Limits.    Each share issued pursuant to an option or stock appreciation rights under the 2010 Plan counts as one share against the plan's share reserve. Each share issued pursuant to grants of restricted stock, restricted stock units, performance shares or other share awards counts as 1.65 shares against the 2010 Plan's share reserve. Grants of incentive stock options under the 2010 Plan are limited to 4,200,000 shares.

        Individual Limits.    No participant may be granted options and stock appreciation rights with respect to more than 1,000,000 shares in any 36-month period. No participant may earn more than 500,000 shares in any 36-month period under restricted stock awards, restricted stock unit awards, other share-based awards, or performance awards that are intended to comply with the "qualified performance-based compensation" exception to Code Section 162(m). No participant may earn more than $5,000,000 in cash under any performance award that is intended to comply with the "qualified performance based compensation" exception to Code Section 162(m) for each 12 months in a performance period.

        Each of the above limits is subject to adjustment for certain changes in the Company's capitalization, such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in shares of Common Stock, the shares of Common Stock not issued under that award will again become available for grant under the 2010 Plan. If shares of Common Stock are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of shares of Common Stock issued net of the shares withheld or surrendered will be counted against the number of shares of Common Stock available under the 2010 Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant.

Anticipated Future Compensation under the 2010 Plan.

        It is not possible to determine the actual amount of compensation that will be earned under the 2010 Plan in 2014 or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the Compensation Committee. The Company expects that future awards under the 2010 Plan will be granted in a manner consistent with the historical grant of awards under the plan. For information regarding past grants and outstanding equity awards, see the disclosure in this Proxy Statement in "Grants of Plan-Based Awards" and "Outstanding Equity Awards" Tables.

Vote Required

        The affirmative vote of a majority of votes cast by the Company's shareholders at the Annual Meeting is required for approval of this Proposal 3

The Board of Directors Recommends that Shareholders
Vote FOR the Re-approval of the Material Terms of the Performance Goals under the SkyWest, Inc. 2010 Long-Term Incentive Plan

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee has recommended and approved the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2014. The Company is seeking shareholder ratification of such action.

        It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.

The Board and the Audit and Finance Committee Recommend that Shareholders
Vote FORthe Ratification of Appointment of
Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
(Independent Auditors) for the year ending December 31, 2014.

 AUDIT AND FINANCE COMMITTEE DISCLOSURE

Who served on the Audit and Finance Committee?

        The members of the Audit and Finance Committee as of December 31, 2013, were W. Steve Albrecht (Chairman), Henry J. Eyring, Robert G. Sarver, Keith E. Smith and James Welch. Each member of the Audit and Finance Committee has been determined by the Board to be independent under the rules of the Securities and Exchange Commission and The Nasdaq Global Select Market. The Board has determined that each of Robert G. Sarver and W. Steve Albrecht, who served on the Audit and Finance Committee during the year ended December 31, 2013, is an "audit committee financial expert" as defined in Item 401(h) (2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit and Finance Committee?

        The Audit and Finance Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit and Finance Committee's composition and meetings. The Audit and Finance Committee charter is available on the Company's website at www.SkyWest.com, and is also available in print, free of charge, upon request. Requests for a printed copy of the Audit and Finance Committee charter should be submitted to Michael J. Kraupp, Chief Financial Officer and Treasurer of the Company, at 444 South River Road, St. George, Utah 84790.

How does the Audit and Finance Committee conduct its meetings?

        During the year ended December 31, 2013, the Audit and Finance Committee met with the senior members of the Company's financial management team at each of its regular scheduled quarterly meetings. The Audit and Finance Committee also met with representatives of Ernst & Young, LLP ("EY"), the Company's independent registered public accounting firm, at each of its in-person meetings and met with representatives of Protiviti, Inc. ("Protiviti"), the Company's principal internal auditor, at several of its meetings. Agendas for the Audit and Finance Committee's meetings are established by the Chairman of the Audit and Finance Committee, after consultation with the Company's Chief Financial Officer and Treasurer and Chief Accounting Officer. At those meetings, the Audit and Finance Committee reviewed and discussed the Company's financial performance, financial reporting practices, various financial and regulatory issues, accounting and financial management issues, developments in the accounting profession, as well as the Company's industry, risk management and a summary of calls received on the Company's anonymous reporting line. The Audit and Finance Committee also had separate, executive sessions regularly with representatives of EY, the Company's Chief Financial Officer, Protiviti and the Company's legal counsel, at which meetings candid discussions of financial management, accounting, internal controls and legal and compliance issues took place. Additionally, the Chairman of the Audit and Finance Committee had separate discussions regularly with the Chief Accounting Officer and representatives of EY, Protiviti and the Company's legal counsel.

Does the Audit and Finance Committee review the periodic reports and other public financial disclosures of the Company?

        The Audit and Finance Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion and Analysis of Financial Condition and Results of Operations. As part of its review, the Audit and Finance Committee discusses the reports with the Company's management and independent registered public accounting firm and considers the audit and review reports prepared by the independent registered public accounting firm about the Company's quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company's accounting practices, alternative methods of accounting under generally accepted accounting principles in the United States ("GAAP") and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

Did the Audit and Finance Committee play any role in connection with the Company's report on internal controls?

        The Audit and Finance Committee reviewed management's report on internal control over financial reporting, required under Section 404 of the Sarbanes Oxley Act of 2002 and related rules. As part of this review, the Audit and Finance Committee reviewed the bases for management's conclusions in that report, and also reviewed the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the year ended December 31, 2013, the Audit and Finance Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

What is the role of the Audit and Finance Committee in connection with the financial statements and controls of the Company?

        Management of the Company has primary responsibility for the Company's financial statements and internal control over the Company's financial reporting. The Company's independent registered public accounting firm has responsibility for the integrated audit of the Company's financial statements and internal control over financial reporting. It is the responsibility of the Audit and Finance Committee to oversee financial and control matters, among other responsibilities fulfilled by the Audit and Finance Committee under its charter. The Audit and Finance Committee meets regularly with representatives of EY and Protiviti, without the presence of management, to ensure candid and constructive discussions about the Company's compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit and Finance Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company's accounting financial reporting practices.

Does the Audit and Finance Committee have any policy-making responsibility?

        From time to time, the Audit and Finance Committee establishes certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Global Select Market. For example, the Audit and Finance Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Audit and Finance Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by the Company's independent registered public accounting firm. In other cases, the Audit and Finance Committee is responsible for overseeing the efficacy of management policies, including compliance with the Company's Code of Ethics and the availability of perquisites.

What matters have members of the Audit and Finance Committee discussed with the independent registered public accounting firm?

        In its meetings with representatives of EY, the Audit and Finance Committee asked EY to address and discuss their responses to several questions that they believed were particularly relevant to its oversight. These questions included:

  •
  Are there any significant judgments made by management in preparing the financial statements that would have been made differently had EY prepared and been responsible for the financial statements?

  •
  Based on EY's experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with GAAP and Securities and Exchange Commission disclosure requirements?

  •
  Based on EY's experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

  •
  During the course of the applicable year, has EY received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

        The Audit and Finance Committee has also discussed with EY that they are retained by the Audit and Finance Committee and that they must raise any concerns about the Company's financial reporting and procedures directly with the Audit and Finance Committee. Based on these discussions and its discussions with management, the Audit and Finance Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

What has the Audit & Finance Committee done with regard to the Company's audited financial statements for the year ended December 31, 2013?

        The Audit and Finance Committee has:

  •
  Reviewed and discussed the Company's audited financial statements with the Company's management; and

  •
  Discussed with EY the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended (Codification of Statement on Auditing Standards, AU380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Has the Audit and Finance Committee considered the independence of the Company's independent registered public accounting firm?

        The Audit and Finance Committee has received from EY the written disclosures regarding the accounting firm's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY their independence. The Audit and Finance Committee has concluded that EY is independent from the Company and its management.

Has the Audit and Finance Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2013?

        Based upon its review and the discussions with management and the Company's independent registered public accounting firm, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Does the Audit and Finance Committee provide a periodic report of its activities to the Board?

        The Audit and Finance Committee provides reports of its activities at each regularly scheduled Board meeting.

Has the Audit and Finance Committee reviewed the fees paid to the Company's independent registered public accounting firm during the year ended December 31, 2013?

        The Audit and Finance Committee has reviewed and discussed the fees paid to EY during the year ended December 31, 2013, for audit, audit-related, tax and other services, which are set forth below under "Fees Paid to Independent Registered Public Accounting Firm." Because the Company did not pay to EY any fees for non-audit services during the years ended December 31, 2013, the Audit and Finance Committee was not required to assess whether EY's delivery of non-audit services is compatible with EY's independence.

What is the Company's policy regarding the retention of the Company's independent registered public accounting firm?

        The Audit and Finance Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit and Finance Committee or the Chairman of the Audit and Finance Committee. When services are pre-approved by the Chairman of the Audit and Finance Committee, notice of such approval is given to the other members of the Audit and Finance Committee and presented to the full Audit and Finance Committee at its next scheduled meeting.

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        During the years ended December 31, 2013 and 2012, the Company paid EY fees in the aggregate amount of $1,114,000 and $984,000, respectively, for the annual audit of the Company's financial statements, the quarterly reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q, audits of the closing balance sheets of certain businesses acquired, and the review of the Company's registration statements.

Audit-Related Fees

        During the years ended December 31, 2013 and 2012, the Company did not pay any fees to EY for audit-related services.

Tax Fees

        During the years ended December 31, 2013 and 2012, the Company did not pay any fees to EY for tax services.

All Other Fees

        During the years ended December 31, 2013 and 2012, EY did not provide any other services to the Company, and the Company did not pay to EY any fees, other than those identified above.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

        In connection with the financial statements for the year ended December 31, 2013, the Audit and Finance Committee has:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with EY, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB"); and

  (3)
  received the written disclosure and letter from EY regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditor's independence.

        Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board at the February 12, 2014 meeting of the Board that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit and Finance Committee

W. Steve Albrecht, Chair
Henry J. Eyring
Robert G. Sarver
Keith E. Smith
James L. Welch

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers, directors and 10% shareholders are required under Section 16 of the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company.

        Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2013 its executive officers, directors and 10% holders complied with all filing requirements of Section 16 of the Exchange Act.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

        If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the Company's 2015 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Shareholder Proposals) and received by the Chief Financial Officer and Treasurer of the Company on or before November 19, 2014. Shareholder proposals to be presented at the 2015 Annual Meeting of Shareholders which are not to be included in the Company's proxy materials must be received by the Company no earlier February 5, 2015, nor later than February 25, 2015, in accordance with the procedures set forth in the Company's Bylaws.

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        In instances in which multiple holders of the Common Stock share a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders' banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company's 2013 Annual Report to Shareholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company's 2013 Annual Report to Shareholders to any shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this Proxy Statement and the Company's 2013 Annual Report to Shareholders should submit a request in writing to Michael J. Kraupp, Chief Financial Officer and Treasurer of the Company, 444 South River Road, St. George, Utah 84790. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER BUSINESS

        The Company's management does not know of any other matter to be presented for action at the Meeting. However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Michael J. Kraupp
 Chief Financial Officer and Treasurer

St. George, Utah

March 19, 2014

APPENDIX A
TO
PROXY STATEMENT

Summary of Material Features of the SkyWest 2010 Long-Term Incentive Plan

        The following summary of the material features of the 2010 Plan is subject to the full text of the 2010 Plan that is contained in Appendix B to this Proxy Statement.

Plan Term:	Ten years from date of shareholder approval on May 4, 2010
Eligible Participants:	Employees, directors and consultants selected by the Compensation Committee
Shares Authorized:	5,150,000 shares of Common Stock, subject to certain adjustments
Shares Authorized as a Percentage of Outstanding Common Stock:	Approximately 10.0% at March 5, 2014
Recent Market Value per Share:	$12.66 (the closing sales price on The Nasdaq Global Select Market at March 5, 2014)
Award Types:

(1) Incentive stock options, (2) non-qualified stock options, (3) restricted stock, (4) restricted stock units, (5) other share-based awards, (6) stock appreciation rights and (7) performance awards, including annual and long-term cash awards. Other than options, which are always settled in shares of Company stock, awards may be paid in cash or stock as determined by the Compensation Committee

Limits on Option Term:	The maximum permitted term of any stock option or stock appreciation right under the 2010 Plan is seven years.
Individual Limits On Awards:

No participant may be granted options and stock appreciation rights with respect to more than 1,000,000 shares in any 36-month period. No participant may earn more than 500,000 shares in any 36-month period under restricted stock awards, restricted stock unit awards, other share-based awards, or performance awards that are intended to comply with the "qualified performance-based compensation" exception to Code Section 162(m). No participant may earn more than $5,000,000 in cash under any performance cash award that are intended to comply with the "qualified performance based compensation" exception to Code Section 162(m) for each 12 months in a performance period.

Share Counting:

Shares subject to stock options and stock appreciation rights will reduce the shares available for awards by one share for every one share granted.
Restricted stock, restricted stock units and other awards (excluding options and stock appreciation rights) settled in shares of Common Stock will reduce the shares available for awards by 1.65 shares for every one share awarded.
Awards settled in cash do not count against the pool of available shares.
Shares tendered or withheld to pay taxes or an option's exercise price are not available for re-issuance and count against the pool of available shares.
Shares under cancelled, terminated, forfeited or expired awards under the 2010 Plan are added back to the available share pool.
Shares under cancelled, terminated, forfeited or expired awards under the Company's 2006 Long-Term Incentive Plan and earlier equity-based compensation plan ("Prior Plans") are also added back to the maximum under the 2010 Plan.

Vesting:	Vesting will be determined by the Compensation Committee at time of each grant.

In the event of a change of control with respect to the Company, unless otherwise provided in the applicable award agreement: (i) stock options and stock appreciation rights become fully exercisable and performance awards, restricted stock and restricted stock units become fully vested if such awards are assumed or substituted for by the acquiring or successor company and the participant's employment is terminated within 24 months of the change in control without "cause" or for "good reason"; or (ii) if not assumed or substituted for by the acquiring or successor company, become fully exercisable and vested upon the change in control.

On a change in control with respect to the Company, the Compensation Committee may settle awards for cash.
Deposits:	The Compensation Committee may require escrow deposits of Common Stock owned by the participant as a condition to restricted stock awards.
Not Permitted Without Shareholder Approval:

(1) Increases in the number of shares authorized, (2) Grants of stock options or stock appreciation rights having an exercise price below fair market value, (3) Repricing of stock options or stock appreciation rights, or (4) Changes to individual limits on awards intended to satisfy Code Section 162(m).

        Eligibility.    Only employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the 2010 Plan. The Compensation Committee determines which persons receive awards. The primary recipients of awards under the 2010 Plan will be our officers, other key employees, managers and pilots.

        Administration.    The 2010 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and construe all provisions of the 2010 Plan and to make all decisions and determinations relating to the operation of the 2010 Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards; (ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

        Duration.    The 2010 Plan became effective on May 4, 2010, and will continue until the tenth anniversary of such approval date.

        Shares Subject to Plan.    Shareholders approved, 5,150,000 shares of Common Stock on May 4, 2010 to be available for issuance under the 2010 Plan, (i) decreased by one share for each share subject to an option or stock appreciation right granted under the Prior Plans after December 31, 2009, (ii) decreased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) granted under the Prior Plans after December 31, 2009, (iii) increased by one share for every share subject to an option or stock appreciation right that was granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009, and (iv) increased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009. Any shares subject to options or stock appreciation rights will be counted against the shares available for issuance as one (1) share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights will be counted against the shares available for issuance as 1.65 shares for every one (1) share subject thereto. If an award under the 2010 Plan or Prior Plans terminates or is forfeited, expires or is settled in cash, the subject shares shall again be available for grant under the 2010 Plan (such shares, "Recycled Shares"). To the extent that a share that was subject to an option or stock appreciation right under the 2010 Plan becomes a Recycled Share, the 2010 Plan will be credited with one (1) share. To the extent that a share that was subject to an award (other than an option or stock appreciation right) under the 2010 Plan becomes a Recycled Share, the 2010 Plan will be credited with 1.65 shares. However, the following types of shares underlying an award may not become again available for grant under the 2010 Plan: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (ii) shares repurchased by the Company with option proceeds; or (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

        Additionally, awards and shares under a shareholder approved plan of an acquired company do not count against the 2010 Plan share maximum.

        In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a "Recapitalization"), the maximum number of shares available for issuance under the 2010 Plan will be proportionately adjusted.

        Awards Under the 2010 Plan.    The 2010 Plan provides for the following types of awards ("Awards"): (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) other share-based awards, including grants of unrestricted stock; and (vii) performance awards, including annual and long-term cash performance awards.

        Stock Options.    The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the 2010 Plan: incentive stock options, or "ISOs," which are subject to special tax treatment as described below, and non-qualified options, or "NSOs." Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of options cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company's shareholders (i) lower the exercise price of an option after it is granted, (ii) cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another Award, or (iii) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Global Select Market. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights under the 2010 Plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the Common Stock. The grant date value of a stock appreciation right against which appreciation is determined cannot be less than the fair market value of a share of Common Stock at the time of grant except for subsequently granted tandem stock appreciation rights and stock appreciation rights granted in exchange for outstanding options. The expiration date of a stock appreciation right cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company's shareholders (i) lower the grant date value of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right when the grant date value exceeds the fair market value of the underlying shares in exchange for another Award, or (iii) take any other action with respect to a stock appreciation right that may be treated as a repricing under the rules and regulations of The Nasdaq Global Select Market. Prior to the issuance of shares upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

        Restricted Stock.    The Compensation Committee may grant restricted shares of Common Stock ("restricted stock") to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee shall determine in its discretion. Awards of restricted stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met relating to continued service or attainment of performance goals. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares.

        Restricted Stock Units.    The Compensation Committee may grant units having a value equal to a specified number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Compensation Committee shall determine in its discretion. If the vesting requirements specified by the Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, as determined by the Compensation Committee, equal to the fair market value of the corresponding number of shares of Common Stock. A holder of restricted stock units has no voting rights or rights to receive dividends or dividend equivalent amounts with respect to such restricted stock units.

        Other Share-Based Awards.    The Compensation Committee has the authority to create awards under the 2010 Plan, including awards of unrestricted stock, in addition to those specifically described in the 2010 Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of Common Stock (or the cash equivalent of such shares). These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2010 Plan and/or cash awards made outside the 2010 Plan. Each other share-based award will be evidenced by an award agreement that will specify terms and conditions as the Compensation Committee may determine.

        Performance Awards.    The Compensation Committee may also make awards of performance shares, performance units, or performance-based cash bonuses, subject to the satisfaction of specified performance criteria. Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof, as determined by the Compensation Committee.

        Dividends; Dividend Equivalents.    Awards other than options and stock appreciation right may, if determined by the Compensation Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

        Section 162(m) Provisions.    Under Section 162(m) of the Code, the annual compensation paid to a publicly-traded corporation's named executive officers (other than the principal or chief financial officer) may not be deducted to the extent it exceeds $1 million for any such named executive officer. However, an exception to that non-deduction rule applies to compensation provided in excess of $1 million to the extent the compensation is "qualified performance-based compensation" within the meaning of, and meeting the conditions set forth in, Section 162(m) of the Code and the regulations thereunder. With respect to compensation provided under the 2010 Plan, those conditions include shareholder approval of the 2010 Plan, setting limits on the number of awards that any individual may receive, and for awards other than options and stock appreciation rights, establishing performance criteria (and periodic re-approval of the material terms of those criteria) that must be met before the award actually will vest or be paid.

        Performance Criteria.    The 2010 Plan lists various categories of performance criteria that the Compensation Committee may elect to apply to awards other than options and stock appreciation rights in order to qualify such awards as "qualified performance-based compensation" that are exempt from the deduction limit of Section 162(m) of the Code. As to any award, the Compensation Committee may elect to apply any one or any combination of the following measures at the Company level or, if the Compensation Committee so determines, at a subsidiary, branch or divisional level:

        Net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer)); strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); cost per available seat mile; revenue per available seat mile; revenue or cost per revenue seat mile; percentage of flights completed on time; percentage of scheduled flights completed; lost passenger baggage per passenger or per seat mile; aircraft utilization; revenue per employee; and implementation, completion or attainment of measurable objectives with respect to commercialization, projects, service volume levels, acquisitions and divestitures; transactions; and recruiting and maintaining personnel.

        Award Limitations.    Subject to adjustment for a Recapitalization, no 2010 Plan participant may be granted: (i) options or stock appreciation rights during any rolling 36-month period with respect to more than 1,000,000 shares of Common Stock; or (ii) in the case of restricted stock, restricted stock units, other share-based awards or performance awards that are denominated in shares of Common Stock and are intended to qualify as "qualified performance based compensation" under Code Section 162(m), more than 500,000 shares of Common Stock in any rolling 36-month period (the "Limitations"). Additionally, the maximum dollar value payable in cash to any participant in any rolling 12-month period with respect to performance awards that are intended to qualify as "qualified performance based compensation" under Code Section 162(m) is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

        Adjustments upon Change in Control.    In the event of a merger or other transaction that results in a "change in control" with respect to the Company, including the sale of all or substantially all of our assets, unless otherwise provided in the applicable award agreement, all outstanding awards shall vest and be exercisable if the successor corporation assumes or substitutes an equivalent award for each outstanding award and the participant's employment terminates without "cause" or for "good reason" (as defined in the award agreement) within 24 months of such change in control. Unless determined otherwise by the Compensation Committee, any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, and the Compensation Committee may elect to terminate and cash-out such options and stock appreciation rights for their intrinsic value at the time of the change in control.

        Nontransferability of Awards.    No awards under the 2010 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, are transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant's lifetime only by the participant or the participant's estate, guardian or legal representative, except that the Compensation Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

        Amendment and Termination.    The Board may, from time to time, alter, amend, suspend or terminate the 2010 Plan. No grants may be made under the 2010 Plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2010 Plan until their scheduled expiration date.

Certain Federal Income Tax Consequences

  Tax Consequences to Participants

        The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2010 Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

        Nonqualified Stock Options ("NSOs").    In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on whether the shares have been held for more than one year.

        Incentive Stock Options ("ISOs").    No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO for regular income tax purposes. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item subject to or triggering alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no sale, transfer by gift or other disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of Common Stock or other property received on the exercise.

        Restricted Stock.    The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"). At such time, the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of issuance of the shares will have taxable ordinary income on the date of issuance of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares of restricted stock. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon whether the shares have been held for more than one year. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

        Restricted Stock Units.    Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

        Performance Awards.    Generally, no income will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received.

  Tax Consequences to the Company

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the amount (i) meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an "excess parachute payment" within the meaning of Section 280G of the Code, and (iv) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Value of Benefits

        The Company is unable to determine the amount of benefits that may be received by participants under the 2010 Plan, as grants of awards are discretionary with the Compensation Committee.

APPENDIX B
TO
PROXY STATEMENT

SkyWest Inc. 2010 Long-Term Incentive Plan

        SkyWest, Inc. (the "Company"), a Utah corporation, hereby establishes and adopts the following SkyWest, Inc. 2010 Long-Term Incentive Plan (the "Plan").

        1.    PURPOSE OF THE PLAN

        The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

        2.    DEFINITIONS

        2.1.  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

        2.2.  "Award Agreement" shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

        2.3.  "Board" shall mean the board of directors of the Company.

        2.4.  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.5.  "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is: (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act; (ii) an "outside director" within the meaning of Section 162(m) of the Code; and (iii) an "independent director" for purpose of the rules of the applicable Securities Exchange on which the Shares are traded, to the extent required by such rules.

        2.6.  "Consultant" shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person: (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; (ii) does not directly or indirectly promote or maintain a market for the Company's securities; and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

        2.7.  "Covered Employee" shall mean an employee of the Company or its Subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

  2.8.
  "Director" shall mean a non-employee member of the Board.

  2.9.
  "Dividend Equivalents" shall have the meaning set forth in Section 12.5.

        2.10.  "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

        2.11.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.12.  "Fair Market Value" shall mean, with respect to Shares as of any date: (i) the closing price of the Shares as reported on the Securities Exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any Securities Exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a Securities Exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        2.13.  "Incentive Stock Option" shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

        2.14.  "Limitations" shall have the meaning set forth in Section 10.5.

        2.15.  "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        2.16.  "Other Share-Based Award" shall have the meaning set forth in Section 8.1.

        2.17.  "Participant" shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

        2.18.  "Payee" shall have the meaning set forth in Section 13.2.

        2.19.  "Performance Award" shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

        2.20.  "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

        2.21.  "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

        2.22.  "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

        2.23.  "Performance Unit" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

        2.24.  "Permitted Assignee" shall have the meaning set forth in Section 12.3.

        2.25.  "Plan" shall mean the SkyWest, Inc. 2010 Long-Term Incentive Plan as set forth herein, and as subsequently amended from time to time.

        2.26.  "Prior Plans" shall mean, collectively, the Company's 2006 Long-Term Incentive Plan and the Company's prior Executive Stock Incentive Plan and Allshare Stock Option Plan.

        2.27.  "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.28.  "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

        2.29 "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.30 "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1.

        2.31.  "Securities Exchange" means the principal U.S. national securities exchange on which the Shares are listed and traded on the date in question. As of the date hereof, the applicable Securities Exchange is The NASDAQ Global Select Market.

        2.32.  "Shares" shall mean the shares of common stock, no par value, of the Company.

        2.33.  "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Article 6.

        2.34.  "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.35.  "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for: (i) awards previously granted by an entity (other than the Company or a Subsidiary) that is acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines; or (ii) the right or obligation of any entity acquired by the Company or acquired by any Subsidiary, or with which the Company or any Subsidiary combines, to make future awards.

        2.36.  "Vesting Period" shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

        3.    SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to adjustment as provided in Section 12.2, a total of 5,150,000 Shares shall be authorized for grant under the Plan, decreased by one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted under the Prior Plans after December 31, 2009 and one and sixty-five one hundredths (1.65) Shares for every one (1) Share that was subject to an award (other than an option or stock appreciation right) granted under the Prior Plans after December 31, 2009, and increased by Shares covered by awards granted under the Prior Plans that again become available for grant pursuant to Section 3.1(b). Shares shall be counted as used as of the applicable grant date. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and sixty-five one-hundredths (1.65) Shares for every one (1) Share granted. After the effective date of the Plan as provided in Section 13.13, no further awards shall be granted under any Prior Plan.

          (b)   If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2009 any Shares subject to an award under the Prior Plans are forfeited, an award under Prior Plans expires, or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or an award granted under the Prior Plans; (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof; and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under Section 3.1(a) of the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

          (d)   Any Shares that again become available for grant pursuant to Section 3.1(b) shall be added back as: (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans; and (ii) as one and sixty-five one-hundredths (1.65) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

        3.2.    Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

        4.    ELIGIBILITY AND ADMINISTRATION

        4.1.    Eligibility.    Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

        4.2.    Administration.

          (a)   The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (b)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to a Director on the Committee shall require the prior approval of the Board.

          (c)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the Securities Exchange on which the Shares are traded, the Committee may delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards.

        5.    OPTIONS

        5.1.    Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        5.2.    Award Agreements.    All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

        5.3.    Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company's stockholders: (a) lower the option price per Share of an Option after it is granted; (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3); or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Securities Exchange on which the Shares are then traded.

        5.4.    Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an

Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

        5.5.    Exercise of Options.

          (a)   Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

          (b)   Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made: (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value; (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price; (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option; (v) through any other method specified in an Award Agreement (including same-day sales through a broker); or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

          (c)   Notwithstanding the foregoing, an Award Agreement evidencing an Option may provide that if on the last day of the term of the Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

        5.6.    Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

        5.7.    Incentive Stock Options.    The Committee may grant Incentive Stock Options to any Employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 4,200,000 Shares, subject to adjustment as provided in Section 12.2.

        6.    STOCK APPRECIATION RIGHTS

        6.1.    Grant and Exercise.    The Committee may provide Stock Appreciation Rights: (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option; (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award; or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

        6.2.    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (a)   Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of: (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise), over (ii) the grant price of the Stock Appreciation Right.

          (b)   The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

          (c)   The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

          (d)   The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall: (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2; and (ii) have a term not greater than seven (7) years.

          (e)   An Award Agreement evidencing a Stock Appreciation Right may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes. Any fractional Share shall be settled in cash.

          (f)    Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee shall not: (i) reduce the grant price of any Stock Appreciation Right after the date of grant; (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3); or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Securities Exchange on which the Shares are then traded.

        7.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1.    Grants.    Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. Each Restricted Stock Award and Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the "Vesting Period"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any

Subsidiary as a condition precedent to the issuance of Restricted Stock Awards or Restricted Stock Unit Awards.

        7.2.    Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

        7.3.    Rights of Holders of Restricted Stock and Restricted Stock Units.

          (a)   Unless otherwise provided in the applicable Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as apply to the Restricted Stock under such Restricted Stock Award. Any provision herein to the contrary notwithstanding, unless otherwise provided in the applicable Award Agreement, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall be: (i) accumulated subject to restrictions and risk of forfeiture to the same extent as the underlying Restricted Stock with respect to which such cash, Shares or other property has been distributed; and (ii) either (A) paid to the Participant at the time such restrictions and risk of forfeiture lapse or (B) forfeited to the extent the underlying Restricted Stock that is forfeited.

          (b)   A Participant receiving a Restricted Stock Unit Award shall not possess voting rights or the right to receive any dividends or other distributions with respect to such Award. The applicable Award Agreement may, however, grant the Participant Dividend Equivalencies with respect to Restricted Stock Units.

          (c)   Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

        7.4.    Minimum Vesting Period.    Except as otherwise provided in the applicable Award Agreement or in special circumstances determined by the Committee in its sole discretion, Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than: (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary; or (ii) one (1) year from date of grant if subject to the achievement of performance objectives.

        7.5    Issuance of Shares.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

        8.    OTHER SHARE-BASED AWARDS

        8.1.    Grants.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards"), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation. Other Share-Based Awards shall be subject to such vesting restrictions as are imposed by the Committee covering a period of time specified by the Committee (the "Vesting Period").

        8.2.    Award Agreements.    The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any cash, Shares or property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by the Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

        8.3.    Minimum Vesting Period.    Except as otherwise provided in the applicable Award Agreement or in special circumstances as determined by the Committee in its sole discretion, Other Share-Based Awards shall have a Vesting Period of not less than: (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary; or (ii) one (1) year from date of grant if subject to the achievement of performance objectives.

        8.4.    Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

        9.    PERFORMANCE AWARDS

        9.1.    Grants.    Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

        9.2.    Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

        9.3.    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one (1) year nor longer than five (5) years unless the Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee.

        9.4.    Payment.    Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

        10.    CODE SECTION 162(m) PROVISIONS

        10.1.    Application.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that Sections 10.2 through 10.4 are applicable to such Award. Additionally, the individual limitations set forth in Section 10.5 shall apply to any Award granted under the Plan to a Participant regardless of whether the Participant is or is expected to become a Covered Employee.

        10.2.    Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Section 10.2, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer)); strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company's equity or debt securities; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); cost per available seat mile; revenue per available seat mile; revenue or cost per revenue seat mile; percentage of flights completed on time; percentage of scheduled flights completed; lost passenger baggage per passenger or per seat mile; aircraft utilization; revenue per employee; and implementation, completion or attainment of measurable objectives with respect to commercialization, projects, service volume levels, acquisitions and divestitures; transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including: (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

        10.3.    Adjustments.    Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to Section 10.2, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant, a Change in Control, or as otherwise determined by the Committee in special circumstances.

        10.4.    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

        10.5.    Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may: (i) be granted Options or Stock Appreciation Rights during any 36-month period with respect to more than 1,000,000 Shares; and (ii) earn more than 500,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares in any 36-month period (collectively, the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

        11.    CHANGE IN CONTROL PROVISIONS

        11.1.    Impact on Certain Awards.    Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price; and (ii) Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

        11.2.    Assumption or Substitution of Certain Awards.

          (a)   Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or provides a substitute award for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control

  (or such other period set forth in the Award Agreement, including prior thereto if applicable) without "cause" or for "good reason" as defined in the Award Agreement or under other circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other longer period of time as is set forth in the applicable Award Agreement); (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

          (b)   Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable; (ii) all restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

          (c)   The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        11.3.    Change in Control.    For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

          (a)   During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (b)   Any "person" (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c); or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

          (c)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (d)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of 50% or more of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        12.    GENERALLY APPLICABLE PROVISIONS

        12.1.    Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Securities Exchange on which the Shares are then traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders (to the extent stockholder approval is required by the Code or other applicable law), amend the Plan to: (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval; (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d); or (f) increase the Limitations. The Board may not, without the approval of the Company's stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Securities Exchange on which the Shares are then traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

        12.2.    Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

        12.3.    Transferability of Awards.    Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to: (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

        12.4.    Termination of Employment or Services.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

        12.5.    Deferral; Dividend Equivalents.    The Committee in its sole discretion shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

        13.    MISCELLANEOUS

        13.1.    Award Agreements.    Each Award Agreement shall either be: (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf; or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

        13.2.    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of: (a) the grant of any Award; (b) the exercise of an Option or Stock Appreciation Right; (c) the delivery of Shares or cash; (d) the lapse of any restrictions in connection with any Award; or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

        13.3.    Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason "at will." Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

        13.4.    Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        13.5.    Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

        13.6.    Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission ("SEC"), any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        13.7.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

        13.8.    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        13.9.    Severability.    The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

        13.10.    Construction.    As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        13.11.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        13.12.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.

        13.13.    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company at which a quorum is present. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth (10th) anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        13.14.    Foreign Employees and Consultants.    Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

        13.15.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

        13.16    No Registration Rights; No Right to Settle in Cash.    The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of: (a) the offer or issuance of any Award; (b) any Shares issuable upon the exercise of any Award; or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of: (i) any offer or issuance of any Award; (ii) any Shares issuable upon exercise of any Award; or (iii) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

        13.17.    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000199596_1 R1.0.0.51160 SKYWEST, INC. ATTN: MICHAEL KRAUPP 444 SOUTH RIVER ROAD ST. GEORGE, UT 84790 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 Jerry C. Atkin 02 J. Ralph Atkin 03 W. Steve Albrecht 04 Margaret S. Billson 05 Henry J. Eyring 06 Ronald J. Mittelstaedt 07 Robert G. Sarver 08 Keith E. Smith 09 Steven F. Udvar-Hazy 10 James L. Welch The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve, by non-binding vote, the compensation of the company's named executive officers. 3 To re-approve the material terms of the performance goals set forth in the Skywest, Inc. 2010 Long-Term Incentive Plan. 4 To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000199596_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SKYWEST, INC. The undersigned hereby appoint(s) Jerry C. Atkin and Michael J. Kraupp and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and herby authorizes them to represent and vote, as provided on the other side, all the shares of SkyWest , Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 11:00 a.m., MDT on May 6, 2014 at the SkyWest headquarters located at 444 South River Road, St. George, Utah, and any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side